EXECUTION

MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.,
Purchaser

COUNTRYWIDE HOME LOANS, INC.,
Seller

COUNTRYWIDE HOME LOANS SERVICING, LP
Servicer

FEDERAL HOME LOAN MORTGAGE CORPORATION
Guarantor

Dated as of February 1, 2006

Conventional Residential Adjustable Rate
Mortgage Loans

TABLE OF CONTENTS

SECTION 1.

Definitions.

1

SECTION 2.

Agreement to Purchase.

18

SECTION 3.

Mortgage Schedules.

18

SECTION 4.

Purchase Price.

18

SECTION 5.

Examination of Mortgage Files.

19

SECTION 6.

Conveyance of Mortgage Loans from Seller to the Purchaser:

Possession of Servicing Files

20

Subsection 6.01. Books and Records.

20

Subsection 6.02. Delivery of Mortgage Loan Documents.

20

Subsection 6.03. Information to be provided by the Seller and the Servicer.

21

Subsection 6.04. Servicer Compliance Statement.

26

Subsection 6.05. Report on Assessment of Compliance and Attestation.

26

Subsection 6.06. Use of Subservicers and Subcontractors.

27

SECTION 7.

Representations, Warranties and Covenants of CHL; Remedies for

Breach.

28

Subsection 7.01. Representations and Warranties Respecting CHL.

28

Subsection 7.02. Representations and Warranties Regarding Individual Mortgage Loans.

32

Subsection 7.03. Remedies for Breach of Representations and Warranties.

43

Subsection 7.04. [Reserved].

45

Subsection 7.05. Covenant of CHL.

45

Subsection 7.06. Representations and Warranties Respecting The Purchaser.

45

Subsection 7.07. Indemnification by the Purchaser.

46

SECTION 8.

Closing.

46

SECTION 9.

Closing Documents.

47

SECTION 10.

Costs.

48

SECTION 11.

Servicer’s Servicing Obligations.

48

Subsection 11.01. Countrywide Servicing to Act as Servicer.

48

Subsection 11.02. Collection of Mortgage Loan Payments.

50

Subsection 11.03. Realization Upon Defaulted Mortgage Loans.

50

Subsection 11.04. Establishment of Servicing Accounts; Deposits in Servicing Accounts.

50

Subsection 11.05. Permitted Withdrawals From the Servicing Account.

52

Subsection 11.06. Establishment of Escrow Accounts; Deposits in Escrow Accounts.

53

Subsection 11.07. Permitted Withdrawals From Escrow Account.

54

Subsection 11.08. Payment of Taxes, Insurance and Other Charges; Maintenance of Primary

Mortgage Insurance Policies; Collections Thereunder.

54

Subsection 11.09. Transfer of Accounts.

55

Subsection 11.10. Maintenance of Hazard Insurance.

55

Subsection 11.11. Maintenance of Mortgage Impairment Insurance Policy.

56

Subsection 11.12. Fidelity Bond; Errors and Omissions Insurance.

57

Subsection 11.13. Title, Management and Disposition of REO Property.

57

Subsection 11.14. Notification of Adjustments.

59

Subsection 11.15. MERS Registration.

59

Subsection 11.16. Distributions.

60

Subsection 11.17. Statements of the Servicer.

60

Subsection 11.18. Monthly Advances by the Servicer.

61

Subsection 11.19. Real Estate Owned Reports.

62

Subsection 11.20. Liquidation Reports.

62

Subsection 11.21. Assumption Agreements.

62

Subsection 11.22. Satisfaction of Mortgages and Release of Mortgage Files.

63

Subsection 11.23. Servicing Compensation.

64

Subsection 11.24. The Purchaser’s Right to Examine Servicer Records.

64

Subsection 11.25. Target Performance Measures.

64

Subsection 11.26. Prepayment Charges.

65

Subsection 11.27. Servicing Matters Relating to the Relief Act.

65

SECTION 12.

Assignment.

66

SECTION 13.

The Seller.

66

Subsection 13.01. Indemnification; Remedies.

66

Subsection 13.02. Additional Indemnification by CHL; Third Party Claims.

68

Subsection 13.03. Merger or Consolidation of the Servicer.

69

Subsection 13.04. Limitation on Liability of CHL, the Servicer and Others.

70

Subsection 13.05. Servicer Not to Resign.

70

Subsection 13.06. No Transfer of Servicing.

71

SECTION 14.

Default.

71

Subsection 14.01. Events of Default.

71

Subsection 14.02. Waiver of Defaults.

72

SECTION 15.

Termination.

73

Subsection 15.01. Termination.

73

Subsection 15.02. Termination Without Cause.

73

SECTION 16.

Successor to the Servicer.

73

SECTION 17.

[Reserved].

75

SECTION 18.

[Reserved.]

75

SECTION 19.

Notices.

75

SECTION 20.

Severability Clause.

76

SECTION 21.

Counterparts.

76

SECTION 22.

Governing Law.

76

SECTION 23.

Intention of the Parties.

77

SECTION 24.

Intent of the Parties; Reasonableness.

77

SECTION 25.

Successors and Assigns; Assignment of Purchase Agreement.

77

SECTION 26.

Waivers.

77

SECTION 27.

Exhibits.

78

SECTION 28.

General Interpretive Principles.

78

SECTION 29.

Reproduction of Documents.

78

SECTION 30.

Further Agreements.

79

SECTION 31.

Rights and Obligations of the Guarantor

79

SECTION 32.

Recordation of Assignments of Mortgage.

79

SECTION 33.

Recordation of Agreement.

79

SECTION 34.

Conflict with Purchase Price and Terms Letter.

79

SECTION 35.

No Solicitation.

79

SECTION 36.

Amendment.

80

SECTION 37.

Intended Third Party Beneficiaries.

80

EXHIBITS

EXHIBIT 1

SELLER’S OFFICER CERTIFICATE

EXHIBIT 2

[RESERVED]

EXHIBIT 3

SECURITY RELEASE CERTIFICATION

EXHIBIT 4

[RESERVED]

EXHIBIT 5

CONTENTS OF EACH MORTGAGE FILE

EXHIBIT 6

[RESERVED]

EXHIBIT 7

[RESERVED]

EXHIBIT 8

[RESERVED]

EXHIBIT 9

SERVICING ADDENDUM

EXHIBIT 10

REO STATUS REPORT

EXHIBIT 11

FORM OF MONTHLY REMITTANCE ADVICE

EXHIBIT 12

MORTGAGE LOAN SCHEDULE

EXHIBIT 13

FORM OF BACKUP CERTIFICATION

EXHIBIT 14

FORM OF ANNUAL CERTIFICATION

EXHIBIT 15

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT

This is a MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT (the “Agreement”), dated as of February 1, 2006, by and between GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., having an office at 600 Steamboat Road, Greenwich, Connecticut 06830, as purchaser (the “Purchaser”), COUNTRYWIDE HOME LOANS, INC., having an office at 4500 Park Granada, Calabasas, California  91302 (the “Seller” or “CHL”),  COUNTRYWIDE HOME LOANS SERVICING, LP (the “Servicer” or “Countrywide Servicing”) and FEDERAL HOME LOAN MORTGAGE CORPORATION (the “Guarantor”),  and is acknowledged by The Bank of New York (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from CHL, certain conventional adjustable rate residential first mortgage loans (the “Mortgage Loans”) as described herein, and which shall be delivered in a pool of whole loans on the closing date as provided herein (the “Closing Date”);

WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule;

WHEREAS, following its purchase of the Mortgage Loans from CHL, the Purchaser desires to convey the Mortgage Loans to the Trustee pursuant to a pooling agreement dated as of February 1, 2006 (the “Pooling Agreement”), among the Purchaser, Greenwich Capital Acceptance, Inc. (“GCA” or the “Depositor”), the Guarantor and the Trustee;

WHEREAS, the Purchaser desires that Countrywide Servicing service the Mortgage Loans and Countrywide Servicing has agreed to do so, subject to the rights of the Purchaser and the Guarantor to terminate the rights and obligations of Countrywide Servicing hereunder as set forth herein and to the other conditions set forth herein; and

WHEREAS, the Purchaser and the Guarantor shall have the right to terminate the rights and obligations of Countrywide Servicing upon the occurrence and continuance of an Event of Default under this Agreement;

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser, CHL, Countrywide Servicing and the Guarantor agree as follows:

SECTION 1.

Definitions.

For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

Acceptable Servicing Procedures:  The procedures, which include the procedures and requirements set forth in Section 11.01 of this Agreement, including prudent collection and loan administration procedures, and the standard of care employed by prudent mortgage servicers that service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.  Such standard of care shall not be lower than that which the Servicer customarily employs and exercises in servicing and administering similar mortgage loans for its own account and shall be in full compliance with all applicable federal, state and local laws, ordinances, rules and regulations.

Actual Monthly Payment:  A payment made on a Mortgage Loan by a Mortgagor with respect to a Due Date that equals or exceeds the Minimum Monthly Payment due on such Mortgage Loan, but only to the extent that such payment does not exceed the amount of interest accrued on such Mortgage Loan at the Mortgage Interest Rate during the applicable interest accrual period for such Mortgage Loan plus the amount of principal necessary to amortize fully the unpaid principal balance of such Mortgage Loan over the remaining term to maturity of such Mortgage Loan in level monthly principal and interest payments if the Mortgage Interest Rate on such Mortgage Loan were not subject to adjustment.

Agreement:  This Mortgage Loan Purchase and Servicing Agreement and all amendments hereof and supplements hereto.

Amount Held for Future Distribution:  With respect to any Remittance Date, the aggregate amount held in the Servicing Account at the close of business on the related Determination Date on account of (i) Principal Prepayments, Liquidation Proceeds and Condemnation Proceeds received after the related Prepayment Period and (ii) all Monthly Payments received with respect to any Due Date following such Remittance Date.

Appraised Value:  With respect to any Mortgage Loan, the value of the related Mortgaged Property based upon the lesser of (i) the appraisal made for the originator at the time of origination of the Mortgage Loan and (ii) the purchase price of the Mortgaged Property at the time of origination of the Mortgage Loan, provided, however, that in the case of a Refinanced Mortgage Loan, such value is based solely upon the appraisal made at the time of origination of such Refinanced Mortgage Loan.

Assignment of Mortgage:  An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

Bankruptcy Code:  The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

BIF:  The Bank Insurance Fund, or any successor thereto.

Business Day:  Any day other than a Saturday or Sunday, or a day on which the Guarantor or banking and savings and loan institutions, in California, Massachusetts, New York or Texas are authorized or obligated by law or executive order to be closed.

Certificate Insurer:  The financial guaranty insurer under the Securitization Transaction.

Closing Date:  February 28, 2006.

Commission:  The United States Securities and Exchange Commission.

Company:  Countrywide Home Loans, Inc., or any successor thereto.

Company Information:  As defined in Subsection 13.01(i)(A)(1).

Compensating Interest:  With respect to any Remittance Date, the lesser of (i) the sum of all Prepayment Interest Shortfall Amounts with respect to the Mortgage Loans for that Remittance Date and (ii) an amount equal to the aggregate Servicing Fee for the related Due Period.

Condemnation Proceeds:  All awards, compensation and settlements in respect of a taking of all or part of a Mortgaged Property by exercise of the power of condemnation or the right of eminent domain.

Convertible Mortgage Loan:  Any individual adjustable rate Mortgage Loan which contains a provision whereby the Mortgagor is permitted to convert the Mortgage Loan to a fixed rate mortgage loan in accordance with the terms of the related Mortgage Note.

Cooperative Corporation: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

Cooperative Loan: Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

Cooperative Property: The real property and improvements owned by the Cooperative Corporation, including the allocation of individual dwelling units to the holders of the Cooperative Shares of the Cooperative Corporation.

Cooperative Shares:  Shares issued by a Cooperative Corporation.

Cooperative Unit: A single family dwelling located in a Cooperative Property.

Custodial Agreement:  The tri-party custody agreement dated as of September 1, 2004 by and among CHL, The Bank of New York and the Purchaser or,  in connection with the Securitization Transaction, the Pooling Agreement, in each case governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan Documents.

Custodian:  The custodian under the Custodial Agreement, or its successor in interest or assigns, or any successor to the Custodian under the Custodial Agreement, or,  in connection with the Securitization Transaction, the Pooling Agreement, in each case as therein provided.

Cut-off Date:  February 1, 2006.

Debt Service Reduction:  With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Minimum Monthly Payment for such Mortgage Loan that became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

Deferred Interest:  With respect to each Mortgage Loan and each related Due Date, the excess, if any, of the amount of interest accrued on such Mortgage Loan from the preceding Due Date to such Due Date over the portion of the Monthly Payment allocated to interest for such Due Date.

Deficient Valuation:  With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Minimum Monthly Payment that results in permanent forgiveness of principal, which valuation reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

Delayed Delivery Certification:  As defined in Section 5.

Delayed Delivery Mortgage Loans:  The Mortgage Loans for which all or a portion of a related Mortgage File is not delivered to the Trustee on the Closing Date as set forth in Section 5.

Deleted Mortgage Loan:  A Mortgage Loan repurchased or replaced or to be replaced with one or more Qualified Substitute Mortgage Loans.

Depositor:  The depositor, as such term is defined in Regulation AB, with respect to the Securitization Transaction.

Determination Date:  The 15th day of the month of the related Remittance Date or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

Due Date:  The first day of each month.

Due Period:  With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.

Eligible Account:  As defined in the Pooling Agreement.

Escrow Account:  The separate trust account or accounts created and maintained pursuant to this Agreement which shall be entitled “Countrywide Home Loans, Inc. in trust for the Purchaser and various Mortgagors.”

Event of Default:  Any one of the conditions or circumstances enumerated in Section 14.01.

Exchange Act:  The Securities Exchange Act of 1934, as amended.

Fair Market Value:  With respect to any Mortgage Loan, the market value of the related Mortgaged Property as mutually agreed upon by CHL and the Purchaser.  In the event CHL and the Purchaser disagree as to such Fair Market Value, CHL shall have the option to select an appraiser from a list of three independent appraisers selected by the Purchaser, each of whom meets the minimum FHLMC requisite qualifications for appraisers.  Such appraiser shall determine the Fair Market Value of the Mortgaged Property in accordance with the then current guidelines for CHL’s “full documentation program.”  Such appraisal shall be in a form acceptable to FHLMC and shall be conclusive for the purposes of determining the Fair Market Value of the Mortgaged Property.  The fee for such appraisal shall be paid by CHL, except in the event such fee is incurred in connection with calculating the Termination Fee in which case the Purchaser shall pay the fee for such appraisal.

FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

FHLMC:  The Federal Home Loan Mortgage Corporation or any successor thereto.

FNMA:  Fannie Mae or any successor thereto.

Gross Margin:  With respect to each Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Adjustment Date, the Mortgage Interest Rate for such Mortgage Loan.

Guarantor:  As defined in the recitals hereto.

Guide:  FHLMC’s Single-Family Seller/Servicer Guide, as amended.

HUD:  The Department of Housing and Urban Development or any federal agency or office thereof which may from time to time succeed to the functions thereof.

Index:  For each Mortgage Loan, the One-Year MTA, as calculated by the Servicer in accordance with the terms of the related Mortgage Note.

Information Diskette:  A diskette or electronic file in Excel delivered by CHL to the Purchaser, or an electronic data transfer from CHL to the Purchaser, which shall contain:  (i) the information necessary for the Mortgage Loan Schedule, (ii) the date the last Monthly Payment was actually applied to the unpaid principal balance and (iii) the Mortgage Loan Supplemental Schedule.

Insurance Proceeds:  Primary Mortgage Insurance Proceeds and Other Insurance Proceeds.

Interest Adjustment Date:  A date specified in each Mortgage Note as a date on which the Mortgage Interest Rate on the related Mortgage Loan will be adjusted.

Late Collections:  With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Liquidation Proceeds, Condemnation Proceeds, Primary Mortgage Insurance Proceeds, Other Insurance Proceeds, proceeds of any REO Disposition or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

Lender PMI Mortgage Loan: Any Radian Policy Mortgage Loan or other individual Mortgage Loan subject to a Primary Mortgage Insurance Policy, the premiums of which are paid by the mortgagee.

Lender PMI Rate:  With respect to each Lender PMI Mortgage Loan, the per annum rate at which the premium for any Primary Mortgage Insurance Policy for that Mortgage Loan accrues.

Lifetime Mortgage Interest Rate Cap:  With respect to each Mortgage Loan, the absolute maximum Mortgage Interest Rate payable, above which the Mortgage Interest Rate can not be adjusted.

Liquidation Proceeds:  With respect to any Mortgage Loan, the amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Servicer as proceeds from the liquidation of such Mortgage Loan, as determined in accordance with Section 11.13, other than recoveries; provided that with respect to any Mortgage Loan or REO Property repurchased, substituted or sold pursuant to or as contemplated hereunder, or pursuant to Section 11.13, “Liquidation Proceeds” shall also include amounts realized in connection with such repurchase, substitution or sale.

Loan Group:  Either Loan Group 1 or Loan Group 2, as the context requires.

Loan Group 1:  At any time, the Mortgage Loans in Loan Group 1 in the aggregate and any REO Properties acquired in respect thereof.

Loan Group 2:  At any time, the Mortgage Loans in Loan Group 2 in the aggregate and any REO Properties acquired in respect thereof.

Loan-to-Value Ratio or LTV:  With respect to any Mortgage Loan, the ratio of the outstanding principal amount of the Mortgage Loan as of the date of determination to the Appraised Value of the related Mortgaged Property.

Maximum Negative Amortization:  With respect to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the percentage of the original principal balance of the Mortgage Note that, if exceeded due to Deferred Interest, will result in a recalculation of the Minimum Monthly Payment without regard to the related payment cap to an amount that would be sufficient, assuming no further changes in interest rates, to pay the outstanding principal balance of the Mortgage Note in full in equal monthly installments over the Mortgage Loan’s remaining term to maturity.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS System.

MERS System: The system of recording transfers of mortgages electronically maintained by MERS.

MIN: The Mortgage Identification Number for any MERS Mortgage Loan.

Minimum Monthly Payment:  The minimum monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified in this Agreement, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the minimum monthly payment due on such Mortgage Loan.

MOM Loan: Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

Monthly Advance:  The aggregate of the advances made by the Servicer on any Remittance Date pursuant to Section 11.18.

Monthly Payment:  Either a Minimum Monthly Payment or an Actual Monthly Payment.

Mortgage:  The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

Mortgage File:  The items pertaining to a particular Mortgage Loan referred to in Exhibit 5 annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Interest Rate:  The annual rate of interest borne by a Mortgage Note from time to time.

Mortgage Loan:  An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the related Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

Mortgage Loan Documents:  The documents listed in Section 2 of the Custodial Agreement or Section 11.01 of the Pooling Agreement, as applicable, pertaining to any Mortgage Loan.

Mortgage Loan Remittance Rate:  With respect to each Mortgage Loan, the Mortgage Interest Rate for such Mortgage Loan, less the sum of (i) the Servicing Fee Rate and (ii) any applicable Lender PMI Rate.

Mortgage Loan Schedule:  The list of Mortgage Loans (as from time to time amended by the Servicer to reflect the addition of Qualified Substitute Mortgage Loans and the deletion of Deleted Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Purchaser and from time to time subject to this Agreement, attached to this Agreement as Exhibit 12, setting forth the following information with respect to each Mortgage Loan by Loan Group:

(i)

the CHL loan number;

(ii)

the Mortgagor’s name(s) and the street address of the Mortgaged Property (including the street address, city, state and zip code);

(iii)

the maturity date;

(iv)

the original principal balance;

(v)

unpaid principal balance as of the Cut-off Date;

(vi)

the first Due Date of the Mortgage Loan;

(vii)

the Minimum Monthly Payment in effect as of the Cut-off Date;

(viii)

the Loan-to-Value Ratio at origination;

(ix)

a code indicating whether the residential dwelling at the time of origination was represented to be owner-occupied;

(x)

a code indicating whether the residential dwelling is either (a) a detached or attached single family dwelling, (b) a dwelling in a de minimis planned unit development, (c) a condominium unit or planned unit development (other than a de minimis planned unit development), (d) a two- to four-unit residential property or (e) a Cooperative Unit;

(xi)

(a) the original Mortgage Interest Rate and (b) the Mortgage Interest Rate in effect on the Cut-off Date;

(xii)

a code indicating whether the Mortgage Loan is a Lender PMI Mortgage Loan and, in the case of any Lender PMI Mortgage Loan, a percentage representing the amount of the related interest premium;

(xiii)

the purpose of the Mortgage Loan;

(xiv)

the type of documentation program pursuant to which the Mortgage Loan was originated;

(xv)

a code indicating whether the Mortgage Loan is a MERS Mortgage Loan;

(xvi)

the Gross Margin, the Index, the lookback period, the Lifetime Mortgage Interest Rate Cap, the first Interest Adjustment Date, the next Payment Adjustment Date and the Maximum Negative Amortization for such Mortgage Loan; and

(xvii)

the date of the related Mortgage Note.

(xvii)

the state of origination of the related Mortgage Loan;

(xix)

a code indicating the type of prepayment penalty amount; and

(xx)

the term of any related prepayment penalty amount.

Such schedule shall also set forth the total of the amounts described under (iv) and (v) above for all of the Mortgage Loans and for each Loan Group.  Such schedule shall be delivered in electronic data format (i.e., Excel).

Mortgage Loan Supplemental Schedule:  The list of Mortgage Loans (as from time to time amended by the Servicer to reflect the addition of Qualified Substitute Mortgage Loans and the deletion of Deleted Mortgage Loans pursuant to the provisions of this Agreement) transferred pursuant to this Agreement, setting forth the following information with respect to each Mortgage Loan:

(i)

the race, age, gender and ethnicity of the borrower and primary co-borrower;

(ii)

the first time homebuyer status of the borrower;

(iii)

the number of borrowers for that Mortgage Loan;

(iv)

the monthly housing expense of the borrower(s);

(v)

the number of bedrooms in the Mortgaged Property;

(vi)

the gross monthly rent, if the property is an investment property (which shall be an estimate if the property is rented to a family member);

(vii)

the monthly debt payments owed by the borrower(s);

(viii)

the monthly income of the borrower used to qualify for the loan;

(ix)

the date of birth of borrower or co-borrower, for any loan application dated on or after January 1, 2004; and

(x)

the spread between the annual percentage rate (APR) and the applicable Treasury yield if the spread is equal to or greater than 3 percentage points for first-lien loans.

For the purposes of clause (x) of this definition, in determining whether the rate spread meets the specified threshold, the “Treasury yield” shall be the Treasury yield for securities of a comparable period of maturity as of the 15th day of a given month, depending on when the interest rate was set, and the “APR” for the Mortgage Loan shall be as calculated and disclosed to the borrower under §§226.6 or 226.18 of Regulation Z (12 CFR part 226).

Mortgage Note:  The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

Mortgaged Property:  Either of (x) the fee simple (or leasehold estate, if applicable, in the case of a Mortgage Loan in the state of Hawaii), or (y) in the case of a Cooperative Loan, the related Cooperative Shares and Proprietary Lease, securing the indebtedness of the Mortgagor under the related Mortgage Loan.

Mortgagor:  The obligor on a Mortgage Note.

Negative Amortization:  With respect to each Mortgage Loan, that portion of interest accrued at the Mortgage Interest Rate in any month which exceeds the Monthly Payment made by or advanced on behalf of the related Mortgagor on the related Mortgage Loan for such month and which, pursuant to the terms of the Mortgage Note, is added to the principal balance of the Mortgage Loan.

Nonrecoverable Advance:  Any portion of a Monthly Advance or Servicing Advance previously made or proposed to be made by the Servicer that, in the good faith judgment of the Servicer, will not be ultimately recoverable by the Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise.

Officer’s Certificate:  A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of CHL or the Servicer, and delivered to the Purchaser.

Opinion of Counsel:  A written opinion of counsel, who may be an employee of the Seller or the Servicer, that is reasonably acceptable to the Trustee, provided that any Opinion of Counsel relating to (a) qualification of the Mortgage Loans in a REMIC or (b) compliance with the REMIC Provisions, must be an opinion of counsel reasonably acceptable to the Trustee, the Guarantor and the Purchaser who (i) is in fact independent of the Seller and the Servicer, (ii) does not have any material direct or indirect financial interest in the Seller or the Servicer or in any affiliate of any such entity and (iii) is not connected with the Seller or the Servicer as an officer, employee, director or person performing similar functions.

Other Insurance Proceeds:  Proceeds of any title policy, hazard policy, pool policy or other insurance policy covering a Mortgage Loan, other than the Primary Mortgage Insurance Policy, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account.

Participating Entity:  As defined in Subsection 6.05(c).

Payment Adjustment Date:  With respect to each Mortgage Loan, the date on which an adjustment to the Minimum Monthly Payment pursuant to the related Mortgage Note becomes effective.  A Payment Adjustment Date shall occur on each anniversary date of the first payment date for the Mortgage Loan and more often as specified in the related Mortgage Note.

Permitted Investments:  Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Trustee or any of their respective Affiliates or for which an Affiliate of the Trustee serves as an advisor:

(i)

obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)

general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each of Moody’s and S&P;

(iii)

commercial of finance company paper which is rated in the highest commercial or finance company paper rating of each of Moody’s and S&P;

(iv)

certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company) are rated in one of the two highest long-term and the highest short-term ratings of each of Moody’s and S&P for such securities;

(v)

repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

(vi)

units of a taxable money-market portfolio having the highest rating assigned by each of Moody’s and S&P and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations; and

(vii)

such other relatively risk free investments bearing interest or sold at a discount acceptable to the Guarantor and the Certificate Insurer.

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

Person:  Any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Pooling Agreement:  As defined in the recitals hereto.

Prepayment Interest Excess: As to any Principal Prepayment received by the Servicer from the first day through the fifteenth day of any calendar month (other than the calendar month in which the Cut-off Date occurs), all amounts paid by the related Mortgagor in respect of interest on such Principal Prepayment. All Prepayment Interest Excess shall be payable to the Servicer as additional servicing compensation.

Prepayment Interest Shortfall Amount:  With respect to any Remittance Date and any Mortgage Loan that was subject to a Principal Prepayment in full or in part during the period from the sixteenth day of the preceding calendar month through the last day of the preceding calendar month, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan’s Due Date in such Due Period, the amount of interest calculated at the applicable Mortgage Loan Remittance Rate that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

Primary Mortgage Insurance Policy:  A policy of primary mortgage guaranty insurance issued by a Qualified Insurer which conforms in all respects to the description set forth in Subsection 7.02 (xxxi) herein, including the Radian Policy.

Primary Mortgage Insurance Proceeds:  With respect to each Mortgage Loan, proceeds of any Primary Mortgage Insurance Policies insuring the Mortgage Loan or the related Mortgaged Property.

Principal Prepayment:  Any payment or other recovery of principal on a Mortgage Loan (for the avoidance of doubt, excluding the principal portion of any Monthly Payment that exceeds the principal portion of the Minimum Monthly Payment due under such Mortgage loan on the current Due Date to the extent that such principal portion does not exceed the amount of principal necessary to amortize fully the unpaid principal balance of such Mortgage Loan over the remaining term to maturity of such Mortgage Loan) which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Prepayment Period:  With respect to any Remittance Date, the period from the 16th day of the calendar month immediately preceding the month in which that Remittance Date occurs through the 15th day of the calendar month in which the Remittance Date occurs.

Proprietary Lease: With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

Purchase Price:  The price paid on the Closing Date by the Purchaser to CHL in exchange for the Mortgage Loans purchased on the Closing Date as calculated in Section 4 of this Agreement.

Purchase Price and Terms Letter:  The letter agreement executed on or after the date hereof setting forth the general terms and conditions of the transaction contemplated herein and identifying the loan characteristics of the Mortgage Loans to be purchased on the Closing Date, by and between CHL and the Purchaser.

Purchaser:  Greenwich Capital Financial Products, Inc. or its successor in interest or any successor to or assignee of the Purchaser under this Agreement as herein provided.

Qualified Correspondent:  Any Person from which the Seller purchased Mortgage Loans, provided that the following conditions are satisfied:  (i) such Mortgage Loans were either (x) originated pursuant to an agreement between the Seller and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Seller, in accordance with Underwriting Guidelines or guidelines that do not vary materially from the Underwriting Guidelines or (y) individually re-underwritten by the Seller to the Underwriting Guidelines at the time such Mortgage Loans were acquired by the Company; (ii) either (x) the Underwriting Guidelines were, at the time such Mortgage Loans were originated, used by the Seller in origination of mortgage loans of the same type as the Mortgage Loans for the Seller’s own account or (y) the Underwriting Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Seller on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Seller; and (iii) the Seller employed, at the time such Mortgage Loans were acquired by the Seller, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that either Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Seller or the Mortgage Loans purchased by the Seller substantially comply with the Underwriting Guidelines.

Qualified Insurer:  A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a Freddie Mac- approved mortgage insurer and having a claims paying ability rating of at least “AA” or equivalent rating by a nationally recognized statistical rating organization.  Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

Qualified Substitute Mortgage Loan:  A mortgage loan eligible to be substituted by CHL for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have a Stated Principal Balance, after deduction of the principal portion of the Minimum Monthly Payment due in the month of substitution, not in excess of, and not more than 5% less than, the Stated Principal Balance of the Deleted Mortgage Loan; (ii) have a Mortgage Interest Rate not lower than, and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (iii) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (iv) have a remaining term to maturity no greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (v) have a Lifetime Mortgage Interest Rate Cap and a Gross Margin no lower than, and not more than 100 basis points higher than, that of the Deleted Mortgage Loan; (vi) have its next adjustment date not more than two months after the next Adjustment Date of the Deleted Mortgage Loan; (vii) the same Index, first Payment Adjustment Date, reset period, payment cap, recast provisions and Maximum Negative Amortization the Deleted Mortgage Loan; (viii) have been originated pursuant to underwriting guidelines comparable to those pursuant to which the Deleted Mortgage Loan was originated; (ix) have the same occupancy type and lien priority as the Deleted Mortgage Loan; (x) not be a Cooperative Loan unless the Deleted Mortgage Loan was a Cooperative Loan; (xi) be a conforming loan; (xii) be of the same or better credit quality as the Deleted Mortgage Loan and (xiii ) comply with each representation and warranty set forth in Section 7.02.

Radian Policy: The Primary Mortgage Insurance Policy issued by Radian Insurance Inc. with respect to certain of the Mortgage Loans.

Radian Policy Mortgage Loan:  A Mortgage Loan covered by the Radian Policy.

Refinanced Mortgage Loan:  A Mortgage Loan which was made to a Mortgagor who owned the Mortgaged Property prior to the origination of such Mortgage Loan and the proceeds of which were used in whole or part to satisfy an existing mortgage.

Regulation AB:  Subpart 229.1100-Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Relief Act:  the Servicemembers Civil Relief Act, as amended, or any similar state or local law.

Relief Act Reduction:  With respect to any Mortgage Loan as to which there has been a reduction in the amount of the interest collectible thereon as a result of the application of the Relief Act, any amount by which interest collectible on such Mortgage Loan for the Due Date in the related Due Period is less than the interest accrued thereon for the applicable one-month period at the Mortgage Interest Rate without giving effect to such reduction.

REMIC:  A “real estate mortgage investment conduit” within the meaning of Section 860D of the Internal Revenue Code.

REMIC Provisions:  Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

Remittance Date:  The 2nd Business Day prior to such Distribution Date with respect to the Securitization Transaction.

REO Disposition:  The final sale by the Servicer of any REO Property.

REO Property:  A Mortgaged Property acquired by the Servicer on behalf of the Purchaser as described in Section 11.13.

Repurchase Price:  With respect to any Mortgage Loan to be purchased, and as confirmed by an Officers’ Certificate from the Seller to the Purchaser, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of purchase, plus (ii) , accrued interest on such Stated Principal Balance at the applicable Mortgage Loan Remittance Rate less any amounts received or advanced at the Mortgage Loan Remittance Rate (or if the Servicer is repurchasing such Mortgage Loan, the Mortgage Interest Rate minus the Servicing Fee Rate or if the Guarantor is purchasing such Mortgage Loan, minus any such interest previously covered by the Guarantor) from the Due Date as to which interest was last covered by a payment by the Mortgagor through the end of the calendar month in which the purchase is to be effected, plus (iii) costs and damages incurred by the Trust Fund and/or the Guarantor in connection with such Mortgage Loan pursuant to Section 7.02 that arises out of a violation of any predatory or abusive lending law with respect to the related Mortgage Loan.

SAIF:  The Savings Association Insurance Fund, or any successor thereto.

Sarbanes Certifying Party:  A Person who provides a certification required under the Sarbanes-Oxley Act of 2002 on behalf of the Trust Fund.

Securities Act:  The Securities Act of 1933, as amended.

Securitization Transaction:  The issuance of (i) publicly offered, rated securities and privately offered securities known as HarborView Mortgage Loan Trust 2006-CB1, Mortgage Loan Pass-Through Certificates, Series 2006-CB1 and (ii) Freddie Mac Structured Pass-Through Certificates (SPCs), Series T-067, the payments on which are determined primarily by reference to the Mortgage Loans.

Seller:  Countrywide Home Loans, Inc., or any successor to or assignee of CHL under this Agreement as provided herein.

Servicer:  As defined in the recitals hereto .

Servicing Account:  The separate account or accounts created and maintained pursuant to this Agreement, which shall be entitled “Countrywide Home Loans, Inc. in trust for the Purchaser” or, in connection with the Securitization Transaction, “Countrywide Home Loans, Inc. in trust for The Bank of New York, as Trustee for HarborView Mortgage Loan Trust 2006-CB1.”

Servicing Advances:  All customary, reasonable and necessary “out of pocket” costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property and (iv) compliance with the obligations under this Agreement.

Servicing Criteria:  The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Servicing Fee:  With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Servicer, which shall, for a period of one full month, be equal to one twelfth of the product of (a) the Servicing Fee Rate and (b) the Stated Principal Balance of such Mortgage Loan.  Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed.  The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion of such Monthly Payment collected by the Servicer, or as otherwise provided under Section 11 hereof.  With respect to REO Property, the Servicing Fee shall be payable to the Servicer through REO Disposition in accordance with Section 11.13, which Servicing Fee shall be based upon the Stated Principal Balance of the related Mortgage Loan at the time of foreclosure as reduced by any income or proceeds received by the Purchaser in respect of such REO Property and applied to reduce the outstanding principal balance of the foreclosed Mortgage Loan.

Servicing Fee Rate:  The per annum rate at which the Servicing Fee accrues, which rate shall be 37.5 basis points.

Servicing File:  With respect to each Mortgage Loan, the file retained by the Servicer consisting of (a) originals of all documents in the Mortgage File other than those delivered to the Purchaser or the Custodian or copies of such documents maintained on microfilm which are not delivered to the Purchaser or the Custodian and (b) copies of the Mortgage Loan Documents set forth in Section 2 of the Custodial Agreement or Section 2.01 of the Pooling Agreement, as applicable.

Servicing Officer:  Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and signature appears on a list of servicing officers furnished by the Servicer to the Purchaser and the Guarantor on the Closing Date, as such list may from time to time be amended.

Stated Principal Balance:  As to each Mortgage Loan as of any date of determination, the unpaid principal balance of such Mortgage Loan as of the Due Date immediately preceding such date, after giving effect to the sum of: (i) the principal portion of each Actual Monthly Payment paid by or on behalf of the related Mortgagor or the principal portion (if any) of each Minimum Monthly Payment advanced by the Servicer with respect to a Due Date subsequent to the Cut-off Date and on or before the Due Date in the related Due Period, (ii) Liquidation Proceeds allocable to principal (other than with respect to any liquidated Mortgage Loan) received through the last day of the related Principal Prepayment Period with respect to that Mortgage Loan, (iii) Principal Prepayments received through the last day of the related Principal Prepayment Period with respect to that Mortgage Loan and (iv) any Deferred Interest added to the principal balance of that Mortgage Loan pursuant to the terms of the related Mortgage Note on or prior to that Due Date.

Static Pool Information:  Static pool information as described in item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

Subcontractor:  Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Servicer or a Subservicer.

Subservicer:  Any Person that services Mortgage Loans on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the company under this Agreement that are identified in Item 1122(d) of Regulation AB; provided, however that the term “Subservicer” shall not include any  master servicer, or any special servicer engaged at the request of a Depositor, the Purchaser or investor in the Securitization Transaction, nor any “back-up servicer” or trustee performing servicing functions on behalf of the Securitization Transaction.

Termination Fee:  The amount paid to Countrywide Servicing by the Purchaser or the Guarantor in the event of Countrywide Servicing’s termination without cause, as servicer.  Such fee shall equal, in the event of termination by the Purchaser, the sum of (i) the fair market value of the servicing rights, each as of the date on which the servicing is actually transferred, plus (ii) all reasonable costs and expenses incurred by the Servicer in managing the transfer of the servicing, plus (iii) in the case of REO Property, the greater of (Y) 100% of the Stated Principal Balance of the Mortgage Loan encumbering the Mortgaged Property at the time such Mortgaged Property was acquired and became REO Property or (Z) the Fair Market Value of the REO Property at the time of termination, minus any amounts owed by Countrywide Servicing.

Such fee shall equal, in the case of termination by the Guarantor, the market value of the servicing of the Trust Fund as of the date servicing is actually transferred to a successor servicer.  Any dispute concerning market value shall not delay the transfer of servicing.  The Guarantor’s obligation to pay a termination fee is conditioned upon the Servicer fulfilling any and all obligations to the Trust.  If the Servicer fails to fulfill such obligations, the Guarantor will offset the amount of any outstanding obligations of the Servicer against the termination fee.  The Purchaser’s or the Guarantor’s, as applicable, payment to the Servicer of the termination fee shall constitute the entire compensation payable to the Servicer in consideration of the termination of servicing.  The Servicer shall not be entitled to any additional compensation from the Guarantor, the Purchaser or the Trust Fund for any reason or cause relating to any consequential, incidental or indirect damages arising out of, or in connection with, the termination of servicing.

Third-Party Originator:  Each person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Servicer.

Trust Fund:  The pool of assets subject to the Securitization Transaction, which consists in part of the Mortgage Loans.

Trustee:  The Bank of New York, its successors and assigns, or any successor trustee appointed as provided in the Pooling Agreement.

Underwriting Guidelines:  CHL’s underwriting guidelines 12.10 and 12.41 as in effect on the date hereof.

Updated Loan-to-Value Ratio:  With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the date of determination divided by the value of the related Mortgaged Property as determined by the appraisal made for the originator at the time of origination of the Mortgage Loan or in the event that an appraisal was made since the origination of the Mortgage Loan then the latest appraisal of the Mortgaged Property.  Such appraisal shall (i) be in a form acceptable to FNMA and FHLMC and (ii) meet the then current guidelines for the Seller’s so called “full documentation” program.

SECTION 2.

Agreement to Purchase.

CHL agrees to sell, and the Purchaser agrees to purchase, Mortgage Loans having an aggregate unpaid principal balance on the Cut-off Date in an amount as set forth in the Purchase Price and Terms Letter, or in such other amount as agreed by the Purchaser and CHL as evidenced by the actual aggregate unpaid principal balance of the Mortgage Loans accepted by the Purchaser on the Closing Date.

SECTION 3.

Mortgage Schedules.

No later than four Business Days prior to the Closing Date, CHL shall deliver to the Purchaser and the Guarantor the Information Diskette and all other information agreed to be provided by CHL in the definition of Information Diskette or in the Purchase Price and Terms Letter with respect to each Mortgage Loan, which Information Diskette, with all other applicable information given by Seller to the Purchaser, shall be used to prepare the Mortgage Loan Schedule and the Mortgage Loan Supplemental Schedule listing the Mortgage Loans to be purchased on the Closing Date.  Such Mortgage Loans shall conform to the terms set forth in the Purchase Price and Terms Letter and, to the extent not consistent with the Purchase Price and Terms Letter and this Agreement, any Mortgage Loans which do not so conform shall, at the Purchaser’s option, be deleted from the Mortgage Loan Schedule prior to the Closing Date, and, pursuant to Subsection 7.03 of this Agreement, may be replaced by a substitute Mortgage Loan (or Mortgage Loans) acceptable to the Purchaser.

SECTION 4.

Purchase Price.

The Purchase Price for each Mortgage Loan shall be the percentage of par as stated in the Purchase Price and Terms Letter (subject to adjustment as provided therein), multiplied by the aggregate Stated Principal Balance, as of the Cut-off Date, of the Mortgage Loans listed on the Mortgage Loan Schedule.  If so provided in the Purchase Price and Terms Letter, portions of the Mortgage Loans shall be priced separately.

In addition to the Purchase Price as described above, the Purchaser shall pay to CHL, at closing, accrued interest on the Stated Principal Balance as of the Cut-off Date of the related Mortgage Loans at the weighted average Mortgage Interest Rate of those Mortgage Loans, net of interest at the Servicing Fee Rate, from the Cut-off Date to the day prior to the Closing Date, inclusive and, with respect to Lender PMI Mortgage Loans (other than Radian Policy Mortgage Loans), net of the amount of the fee for the related policy, from the Cut-off Date to the day prior to the Closing Date, inclusive.

The Purchaser shall be entitled to (1) all scheduled principal due on and after the Cut-off Date, (2) all other recoveries of principal collected after the Cut-off Date (provided, however, that all scheduled payments of principal due on or before the Cut-off Date and collected by CHL after the Cut-off Date shall belong to CHL), and (3) all payments of interest on the Mortgage Loans net of interest at the Servicing Fee Rate (minus that portion of any such payment which is allocable to the period prior to the Cut-off Date) and, with respect to Lender PMI Mortgage Loans, net of the amount of the fee for the policy.  The unpaid principal balance of each Mortgage Loan as of the Cut-off Date is determined after application of payments of Minimum Monthly Payments due on or before the Cut-off Date whether or not collected.  Therefore, payments of scheduled principal and interest prepaid for a due date beyond the Cut-off Date shall not be applied to the principal balance as of the Cut-off Date.  Such prepaid amounts (minus interest at (i) the Servicing Fee Rate and (ii) the premium rate payable by the Servicer under any Lender PMI Mortgage Loans) shall be the property of the Purchaser.  CHL shall deposit any such prepaid amounts into the Servicing Account, which account is established for the benefit of the Purchaser for subsequent remittance by CHL to the Purchaser.  All payments of principal and interest, less interest at the Servicing Fee Rate and the premium rate payable by the Servicer under any Lender PMI Mortgage Loans, due on the first day of the month after the Cut-off Date shall belong to the Purchaser.

SECTION 5.

Examination of Mortgage Files.

Not later than the Business Day prior to the Closing Date, CHL shall (a) deliver to the Custodian in escrow, for examination with respect to each Mortgage Loan to be purchased, the related Mortgage Loan Documents, including the Assignment of Mortgage, pertaining to each Mortgage Loan, or (b) make the related Mortgage File available to the Purchaser for examination at CHL’s offices or such other location as shall otherwise be agreed upon by the Purchaser and CHL.  Such examination may be made by the Purchaser or its designee at any reasonable time before or after the Closing Date.  The Purchaser may, at its option and without notice to CHL as to whether it has examined the Mortgage Files, purchase all or part of the Mortgage Loans without conducting any partial or complete examination.  The fact that the Purchaser or its designee has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser’s (or any of its successor’s) rights to demand repurchase, substitution or other relief as provided herein.

Notwithstanding anything to the contrary in this Agreement, with respect to no more than 18% of the Mortgage Loans in each Loan Group, CHL may deliver all or a portion of each related Mortgage File to the Custodian not later than thirty days after the Closing Date.  To the extent that CHL is in possession of any Mortgage Files with respect to any Delayed Delivery Mortgage Loan, until delivery of such Mortgage File to the Custodian as provided in this Section 5, CHL shall hold such files as Servicer hereunder on behalf of the Custodian, as bailee and in trust for the Purchaser and its assignees.  Within thirty days after the Closing Date, CHL shall (i) deliver to the Custodian the Mortgage File as required pursuant to this Section 5 for each Delayed Delivery Mortgage Loan or (ii) either (A) substitute a Qualified Substitute Mortgage Loan for the Delayed Delivery Mortgage Loan, which substitution or repurchase  shall be accomplished in the manner and subject to the conditions set forth in Subsection 7.03 (treating each Delayed Delivery Mortgage Loan as a Deleted Mortgage Loan for purposes of such Section 7.03); provided, however, that if CHL fails to deliver a Mortgage File for any Delayed Delivery Mortgage Loan within the thirty day period provided in the prior sentence, CHL shall use its best reasonable efforts to effect a substitution, rather than a repurchase of, such Deleted Mortgage Loan.  On or about the thirtieth day after the Closing Date, the Custodian shall deliver to the Depositor, the Guarantor, the Servicer and CHL a Delayed Delivery Certification with respect to the Mortgage Loans in the form of Exhibit D to the Pooling Agreement (a “Delayed Delivery Certification”), with any applicable exceptions noted thereon.

SECTION 6.

Conveyance of Mortgage Loans from Seller to the Purchaser: Possession of Servicing Files.

Subsection 6.01. Books and Records.

Record title to each Mortgage and the related Mortgage Note as of the Closing Date shall be in the name of the relevant Mortgage Loan originator or CHL.  Notwithstanding the foregoing, ownership of each Mortgage and related Mortgage Note shall be possessed solely by the Purchaser or the appropriate designee of the Purchaser, as the case may be.  All rights arising out of the Mortgage Loans including, but not limited to, all funds received by CHL after the Cut-off Date on or in connection with a Mortgage Loan, other than as provided in this Agreement, shall be vested in the Purchaser or one or more designees of the Purchaser; provided, however, that all funds received on or in connection with a Mortgage Loan shall be received and held by CHL in trust for the benefit of the Purchaser or the appropriate designee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

The sale of each Mortgage Loan shall be reflected on CHL’s balance sheet and other financial statements as a sale of assets by CHL.

The Servicer shall maintain with respect to each Mortgage Loan and shall make available for inspection by the Purchaser or its designee the related Servicing File during the time the Purchaser retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

CHL (or Countrywide Servicing on its behalf) shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, CHL shall note transfers of Mortgage Loans.  No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof.  For the purposes of this Agreement, CHL shall be under no obligation to deal with any person with respect to this Agreement or the Mortgage Loans unless the books and records show such person as the owner of the Mortgage Loan.  The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans.  Upon receipt of notice of the transfer, CHL shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Purchaser from its obligations hereunder with respect to the Mortgage Loans sold or transferred.

Subsection 6.02. Delivery of Mortgage Loan Documents.

Pursuant to the Custodial Agreement, on the Business Day prior to the Closing Date, CHL shall deliver and release to the Custodian those Mortgage Loan Documents as required by the Custodial Agreement with respect to each Mortgage Loan set forth on the Mortgage Loan Schedule.

In addition, in connection with the assignment of any MERS Mortgage Loan, CHL agrees that it will cause, at CHL’s expense, the MERS System to indicate that such Mortgage Loans have been assigned by CHL to the Purchaser in accordance with this Agreement by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files the information required by the MERS System to identify the Purchaser and the series in which such Mortgage Loans were sold. CHL further agrees that it will not alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

If pursuant to the foregoing provisions CHL repurchases a Mortgage Loan that is a MERS Mortgage Loan, CHL shall either (i) cause MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to CHL and shall cause such Mortgage to be removed from registration on the MERS System in accordance with MERS’ rules and regulations or (ii) cause MERS to designate on the MERS System CHL or its designee as the beneficial holder of such Mortgage Loan.

The Custodian shall certify its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement for the Closing Date, as evidenced by the Initial Certification of the Custodian in the form annexed to the Custodial Agreement.  The Purchaser shall be responsible for maintaining the Custodial Agreement and shall pay all fees and expenses of the Custodian.

CHL shall forward by personal delivery, recognized overnight delivery service or registered or certified first class mail, postage prepaid, return receipt requested to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two (2) weeks of their execution, provided, however, that CHL shall provide the Custodian with a certified true copy of any such document submitted for recordation within two (2) weeks of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original promptly upon receipt of same, but in no event later than eighteen (18) months after such document was submitted for recording.

Subsection 6.03. Information to be provided by the Seller and the Servicer.

In connection with the Securitization Transaction the Seller shall (1) within five (5) Business Days following request by the Purchaser or the Depositor, provide to the Purchaser and the Depositor (or, as applicable, cause each Third-Party Originator and each Subservicer to provide), in writing reasonably required for compliance with Regulation AB, the information and materials specified in paragraphs (i), (ii), (iii) and (vi) of this Subsection 6.03, and (2) as promptly as practicable following notice to or discovery by the Seller, provide to the Purchaser and the Depositor (in writing) the information specified in paragraph (iv) of this Subsection 6.03.

(i)

If so requested by the Purchaser or the Depositor, the Seller shall provide such information regarding (x) the Seller, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent, if applicable), or (y) as applicable, each Third-Party Originator, and (z) as applicable, each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

A.

the originator’s form of organization;

B.

a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator’s origination portfolio; and information that may be material to an analysis of the performance of the Mortgage Loans, including the originators’ credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or the Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

C.

a description of any material legal or governmental proceedings pending (or known to be contemplated by a governmental authority) against the Seller, the Servicer, each Third-Party Originator, if applicable, and each Subservicer; and

D.

a description of any affiliation or relationship between the Seller, the Servicer, each Third-Party Originator, if applicable, each Subservicer and any of the following parties to the Securitization Transaction, as such parties are identified to the Seller by the Purchaser or the Depositor in writing in advance of the Securitization Transaction:

(1)

the sponsor;

(2)

the depositor;

(3)

the issuing entity;

(4)

any servicer;

(5)

any trustee;

(6)

any originator;

(7)

any significant obligor;

(8)

any enhancement or support provider; and

(9)

any other material transaction party.

(ii)

If so requested by the Purchaser or the Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (a) the Seller, if the Seller is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent, if applicable), and/or (b) as applicable, each Third-Party Originator. Such Static Pool Information shall be prepared by the Seller (or, if applicable, the Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to the Seller (or Third-Party Originator, as applicable) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or the Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Seller, and need not be customized for the Purchaser or the Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format.

Promptly following notice of discovery of a material error, as determined in the Seller’s judgment, in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Seller shall provide corrected Static Pool Information to the Purchaser or the Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Seller.

If so requested by the Purchaser or the Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified public accountants pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Seller’s or, if applicable, Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or the Depositor shall reasonably request. Such statements and letters shall be addressed to and be for the benefit of such parties as the Purchaser or the Depositor shall designate, which shall be limited to any Sponsor, the Depositor, any broker dealer acting as underwriter, placement agent or initial purchaser with respect to the Securitization Transaction or any other party that is reasonably and customarily entitled to receive such statements and letters in the Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or the Depositor.

(iii)

If reasonably requested by the Purchaser or the Depositor, the Servicer shall provide such information regarding the Servicer, as servicer of the Mortgage Loans, and each Subservicer (each of the Servicer and each Subservicer, for purposes of this paragraph, a “Servicer”), as is requested for the purpose of compliance with Items 1108 of Regulation AB. Such information shall include, at a minimum:

A.

the Servicer’s form of organization;

B.

a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer’s experience in servicing assets of any type as well as a more detailed discussion of the Servicer’s experience in, and procedures for, the servicing function it will perform under this Agreement; information regarding the size, composition and growth of the Servicer’s portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the reasonable determination of the Purchaser or the Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

1.

whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the Securitization Transaction;

2.

the extent of outsourcing the Servicer utilizes;

3.

whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the Securitization Transaction;

4.

whether the Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

5.

such other information as the Purchaser or the Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

C.

a description of any material changes during the three-year period immediately preceding the Securitization Transaction to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement for mortgage loans of a type similar to the Mortgage Loans;

D.

information regarding the Servicer’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by Countrywide Servicing of its servicing obligations under this Agreement;

E.

information regarding advances made by the Servicer on the Mortgage Loans and the Servicer’s overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

F.

a description of the Servicer’s processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

G.

a description of the Servicer’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts; and

H.

information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

(iv)

If reasonably requested by the Purchaser or the Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Servicer shall (or shall cause each Subservicer and, if applicable, any Third-Party Originator to) (a) notify the Purchaser and the Depositor in writing of (1) any material litigation or governmental proceedings pending against the Servicer, any Subservicer or any Third-Party Originator and (2) any affiliations or relationships that develop following the closing date of the Securitization Transaction between the Servicer, any Subservicer or any Third-Party Originator and any of the parties specified in clause D. of paragraph (i) of this Subsection 6.03 (and any other parties identified in writing by the requesting party) with respect to the Securitization Transaction, and (b) provide to the Purchaser and the Depositor a description of such proceedings, affiliations or relationships.

(v)

As a condition to the succession to the Servicer or any Subservicer as servicer or subservicer under this Agreement by any Person (i) into which the Servicer or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Servicer or any Subservicer, the Servicer shall provide to the Purchaser and the Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser and the Depositor of such succession or appointment and (y) in writing, all information reasonably requested by the Purchaser or the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(vi)

In addition to such information as the Servicer, as servicer, is obligated to provide pursuant to other provisions of this Agreement, if reasonably requested by the Purchaser or the Depositor, the Servicer shall provide such information reasonably available to the Servicer regarding the performance or servicing of the Mortgage Loans as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB. Such information shall be provided concurrently with the monthly reports otherwise required to be delivered by the Company under this Agreement, commencing with the first such report due not less than fifteen Business Days following such request.

(vii)

[Reserved].

(viii)

The Guarantor shall have the right to conduct a quality control compliance and/or underwriting review of any and all Mortgage Loans before and/or after the Closing Date and regardless of any performing or non-performing status of such Mortgage Loan(s) for the purpose of determining that such Mortgage Loan(s) comply with the representations and warranties made with respect thereto pursuant to Section 7.02.  Upon prior written notice from the Guarantor with respect to the Mortgage Loan(s) that the Guarantor has selected for such review, CHL and/or the Servicer shall provide, or cause to be provided, to the Guarantor, a copy of the Mortgage File for each such Mortgage Loan and all related underwriting documentation.  Any discovery by the Guarantor of a breach of any representation or warranty with respect to any Mortgage Loan shall be treated as provided in Section 7.03.  Upon the Guarantor’s review of such Mortgage Files and related underwriting documentation, the Guarantor shall have the right to request the Mortgage Files and underwriting documentation from such additional Mortgage Loans as the Guarantor may deem appropriate.

Subsection 6.04. Servicer Compliance Statement.

On or before March 15 of each calendar year, commencing in 2007, the Servicer shall deliver to the Purchaser and the Depositor a statement of compliance addressed to the Purchaser and the Depositor and signed by an authorized officer of the Servicer, to the effect that (i) a review of the Servicer’s servicing activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under the servicing provisions of this Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its servicing obligations under this Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

Subsection 6.05. Report on Assessment of Compliance and Attestation.

(i) On before March 15 of each calendar year, commencing in 2007, the Servicer shall:

(A)

deliver to the Purchaser, the Depositor and the Guarantor a report regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Purchaser,  the Depositor and the Guarantor and signed by an authorized officer of the Servicer, and shall address each of the applicable Servicing Criteria specified in Exhibit 15 hereto delivered to the Purchaser concurrently with the execution of this Agreement;

(B)

deliver to the Purchaser and the Depositor a report of a registered public accounting firm that attests to, and reports on, the assessment of compliance made by the Servicer and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(C)

cause each Subservicer and each Subcontractor determined by the Servicer pursuant to Subsection 6.06(ii) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB (each, a “Participating Entity”), to deliver to the Purchaser and the Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (i) and (ii) of this Subsection 6.05; and

(D)

deliver to the Purchaser, the Depositor or any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to the Securitization Transaction a certification in the form attached hereto as Exhibit 14; provided that such certification delivered by the Servicer may not be filed as an exhibit to, or included in, any filing with the Commission.

The Servicer acknowledges that the party identified in clause (i)(D) above may rely on the certification provided by the Servicer pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

(ii) Each assessment of compliance provided by a Subservicer pursuant to Subsection 6.05(i)(A) shall address each of the applicable Servicing Criteria specified in Exhibit 15 hereto delivered to the Purchaser concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Participating Entity pursuant to Subsection 6.05(i)(C) need not address any elements of the Servicing Criteria other than those specified by the Servicer pursuant to Subsection 6.06.

Subsection 6.06. Use of Subservicers and Subcontractors.

The Servicer shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Servicer as servicer under this Agreement unless the Servicer complies with the provisions of paragraph (i) of this Subsection 6.06. The Servicer shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Servicer as servicer under this Agreement unless the Servicer complies with the provisions of paragraph (ii) of this Subsection 6.06.

(i)

It shall not be necessary for the Servicer to seek the consent of the Purchaser or the Depositor to the utilization of any Subservicer; provided, however, that each such subservicing arrangement and the terms of the related subservicing agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated under this Agreement; and provided further, that each Subservicer must have prior approval of the Guarantor. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Servicer.  Notwithstanding the provisions of any subservicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and liable to the Purchaser, the Depositor, the Trustee and the Guarantor for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans.  All actions of each Subservicer performed pursuant to the related subservicing agreement shall be performed as an agent of the Servicer with the same force and effect as if performed directly by the Servicer.  The Servicer shall cause any Subservicer used by the Servicer (or by any Subservicer) for the benefit of the Purchaser and the Depositor to comply with the provisions of this Section and with Subsections 6.02, 6.03(iii), 6.03(v), 6.05, and 6.06 of this Agreement to the same extent as if such Subservicer were the Servicer, and to provide the information required with respect to such Subservicer under Subsection 6.03(iv) of this Agreement. The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Purchaser and the Depositor any servicer compliance statement required to be delivered by such Subservicer under Subsection 6.04, any assessment of compliance and attestation required to be delivered by such Subservicer under Subsection 6.05 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Subsection 6.05 as and when required to be delivered.  The Servicer shall obtain the consent of the Guarantor prior to any transfer of subservicing obligations.  The Servicer shall terminate any subservicing agreement between the Servicer and a Subservicer, and the rights and obligations of such Subservicer thereunder, either (i) at the Guarantor’s request if such Subservicer is no longer an approved FHLMC servicer or (ii) at the Guarantor’s reasonable request.  Any expenses relating to the termination of a Subservicer pursuant to the preceding sentence shall not be an expense of the Trustee, the Trust Fund or the Guarantor.

(ii)

It shall not be necessary for the Servicer to seek the consent of the Purchaser or the Depositor to the utilization of any Subcontractor. The Servicer shall promptly upon request provide to the Purchaser and the Depositor (or any designee of the Depositor, such as a master servicer or administrator) a written description of the role and function of each Subcontractor utilized by the Servicer or any Subservicer, specifying (A) the identity of each such Subcontractor, (B) which (if any) of such Subcontractors are Participating Entities, and (C) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Participating Entity identified pursuant to clause (B) of this paragraph.

As a condition to the utilization of any Participating Entity, the Servicer shall cause any such Participating Entity used by the Servicer (or by any Subservicer) for the benefit of the Purchaser, the Depositor and the Guarantor to comply with the provisions of Subsection 6.05 of this Agreement to the same extent as if such Participating Entity were the Servicer. The Servicer shall be responsible for obtaining from each Participating Entity and delivering to the Purchaser, the Depositor and the Guarantor any assessment of compliance and attestation required to be delivered by such Participating Entity under Subsection 6.05, in each case as and when required to be delivered.

SECTION 7.

Representations, Warranties and Covenants of CHL; Remedies for Breach.

Subsection 7.01. Representations and Warranties Respecting CHL.

CHL represents, warrants and covenants to the Purchaser and the Guarantor that as of the Closing Date or as of such date specifically provided herein:

(i)

CHL is duly organized, validly existing and in good standing under the laws of New York and is qualified to transact business in and is in good standing under the laws of each state where a Mortgaged Property is located or is otherwise exempt under applicable law from such qualification or is otherwise not required under applicable law to effect such qualification and no demand for such qualification has been made upon CHL by any state having jurisdiction and in any event CHL is or will be in compliance with the laws of any such state to the extent necessary to insure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loans in accordance with the terms of this Agreement.  No licenses or approvals obtained by Seller have been suspended by any court, administrative agency, arbitrator or governmental body and no proceedings are pending which might result in such suspension;

(ii)

CHL has the full power and authority to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement.  CHL has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement.  This Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of CHL, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or reorganization.  As of the Closing Date, CHL has the full power and authority to hold each Mortgage Loan and to sell each Mortgage Loan;

(iii)

Neither the execution and delivery of this Agreement, the acquisition or origination of the Mortgage Loans by CHL, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of CHL’s certificate of incorporation or by laws or result in a material breach of any legal restriction or any agreement or instrument to which CHL is now a party or by which it is bound, or constitute a material default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which CHL or its property is subject or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

(iv)

CHL is an approved seller/servicer for FNMA and FHLMC in good standing and is a mortgagee approved by the Secretary of HUD pursuant to Section 203 and 211 of the National Housing Act.  No event has occurred, including but not limited to a change in insurance coverage, which would make CHL unable to comply with FNMA, FHLMC or HUD eligibility requirements or which would require notification to FNMA, FHLMC or HUD;

(v)

CHL does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(vi)

There is no action, suit, proceeding, investigation or litigation pending or, to CHL’s knowledge, threatened, which either in any one instance or in the aggregate, if determined adversely to CHL would adversely affect the sale of the Mortgage Loans to the Purchaser, the execution, delivery or enforceability of this Agreement, the ability of CHL to service the Mortgage Loans hereunder in accordance with the terms hereof, or CHL’s ability to perform its obligations under this Agreement;

(vii)

No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by CHL of or compliance by CHL with this Agreement or the terms of the Mortgage Loans, the delivery of a portion of the Mortgage Files to the Custodian for the benefit of the Purchaser, the sale of the Mortgage Loans to the Purchaser or the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the Closing Date;

(viii)

The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of CHL, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by CHL pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in the State of California;

(ix)

No written statement, report or other document prepared and furnished or to be prepared and furnished by CHL pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained therein not misleading; and

(x)

CHL is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS.

(xi)  CHL intends to treat the transfer of the Mortgage Loans to the Purchaser as a sale of the Mortgage Loans for all tax, accounting and regulatory purposes.

(xii)  CHL is not transferring the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud any of its creditors.

Subsection 7.01A. Representations and Warranties Respecting the Servicer

Countrywide Servicing represents, warrants and covenants to the Purchaser and the Guarantor that as of the Closing Date or as of such date specifically provided herein:

(i)

Countrywide Servicing is duly organized as a limited partnership and is validly existing and in good standing under the laws of the State of Texas and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by Countrywide Servicing in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to perform any of its obligations under this Agreement in accordance with the terms hereof.

(ii)

Countrywide Servicing has the full partnership power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary partnership action on the part of Countrywide Servicing the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties thereto, constitutes a legal, valid and binding obligation of Countrywide Servicing, enforceable against Countrywide Servicing in accordance with its terms, except that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

(iii)

The execution and delivery of this Agreement by Countrywide Servicing, the servicing of the Mortgage Loans by Countrywide Servicing under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms thereof are in the ordinary course of business of Countrywide Servicing and will not (A) result in a material breach of any term or provision of the certificate of limited partnership, partnership agreement or other organizational document of Countrywide Servicing or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which Countrywide Servicing is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to Countrywide Servicing of any court, regulatory body, administrative agency or governmental body having jurisdiction over Countrywide Servicing; and Countrywide Servicing is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which breach or violation may materially impair the ability of Countrywide Servicing to perform or meet any of its obligations under this Agreement.

(iv)

Countrywide Servicing is an approved servicer of conventional mortgage loans for FHLMC and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

(v)

No litigation is pending, or to the best of Countrywide Servicing’s knowledge threatened, against Countrywide Servicing that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of Countrywide Servicing to service the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

(vi)

No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Countrywide Servicing of, or compliance by Countrywide Servicing with, this Agreement or the consummation of the transactions contemplated thereby, or if any such consent, approval, authorization or order is required, Countrywide Servicing has obtained the same.

(vii)

Countrywide Servicing is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS.

(viii)

The Servicer shall be deemed to represent to the Purchaser, to the Guarantor and to the Depositor, as of the date on which information is first provided to the Purchaser or the Depositor under Subsection 6.03 that, except as disclosed in writing to the Purchaser or the Depositor prior to such date: (i) the Servicer is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Servicer; (ii) the Servicer has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as servicer has been disclosed or reported by the Servicer; (iv) no material changes to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the Securitization Transaction; (v) there are no aspects of the Servicer’s financial condition that could have a material adverse effect on the performance by the Servicer of its servicing obligations under this Agreement; (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Servicer, any Subservicer or any Third-Party Originator; and (vii) there are no affiliations, relationships or transactions relating to the Servicer, any Subservicer or any Third-Party Originator with respect to the Securitization Transaction and any party thereto identified by the Depositor of a type described in Item 1119 of Regulation AB;

(ix)

If so requested by the Purchaser or the Depositor on any date following the date on which information is first provided to the Purchaser or the Depositor under Subsection 6.03, the Servicer shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (viii) of this Subsection 7.01(A) or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party;

Subsection 7.02. Representations and Warranties Regarding Individual Mortgage Loans.

CHL hereby represents and warrants to the Purchaser and the Guarantor that, as to each Mortgage Loan, as of the Closing Date for such Mortgage Loan:

(i)

The information contained in the Mortgage Loan Schedule is complete, true and correct in all material respects;

(ii)

All payments required to be made up to, and excluding, the Cut-off Date for such Mortgage Loan under the terms of the Mortgage Note have been made; and as of the Cut-off Date, no Mortgage Loan has been contractually delinquent for 30 or more days more than once during the twelve months prior to the Cut-off Date;

(iii)

There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

(iv)

As of the Closing Date, neither CHL nor any prior holder of any Mortgage has modified the Mortgage in any material respect (except that a Mortgage Loan may have been modified by a written instrument which has been recorded or submitted for recordation, if necessary, to protect the interests of the Purchaser and the original or a copy of which has been delivered to the Trustee); satisfied, cancelled or subordinated such Mortgage in whole or in part; released the related Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of release, cancellation, modification or satisfaction with respect thereto  The substance of any such waiver, alteration or modification has been approved by the primary mortgage guaranty insurer, if any, and by the title insurer, to the extent required by the related policy and its terms are reflected on the Mortgage Loan Schedule;

(v)

The Mortgage Note and the Mortgage are not subject to any right of rescission, set off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set off, counterclaim or defense, including the defense of usury and no such right of rescission, set off, counterclaim or defense has been asserted with respect thereto;

(vi)

As of the Closing Date, the improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage and coverage for such other hazards as are customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds of such policy shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer.  If the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the condominium unit.  All such individual insurance policies and all flood policies referred to below contain a standard mortgagee clause naming CHL or the original mortgagee, and its successors in interest, as mortgagee, and CHL has received no notice that any premiums due and payable thereon have not been paid; the Mortgage obligates the Mortgagor thereunder to maintain all such insurance including flood insurance at the Mortgagor’s cost and expense, and upon the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor.  If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the original outstanding principal balance of the Mortgage Loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis, or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973, as amended.

(vii)

Any and all requirements of any federal, state or local law including, without limitation, all applicable predatory and abusive lending, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects;

(viii)

[Reserved];

(ix)

The Mortgage is a valid, existing and enforceable first lien on the Mortgaged Property subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally or specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan or which do not adversely affect the Appraised Value of the Mortgaged Property, and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.  Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and CHL has full right to sell and assign the same to the Purchaser;

(x)

The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or reorganization;

(xi)

To the best of CHL’s knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.  The Mortgagor is a natural person or is otherwise an eligible borrower under the Guide;

(xii)

The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder and any and all requirements as to completion of any on site or off site improvement and as to disbursements of any escrow funds therefore have been complied with.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(xiii)

CHL is the sole owner and holder of the Mortgage Loan.  The Mortgage Loan is not assigned or pledged, and CHL has good and marketable title thereto and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement;

(xiv)

To the best of CHL’s knowledge, after reasonable inquiry and investigation, all parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (a) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (b) organized under the laws of such state, or (c) qualified to do business in such state, or (d) a federal savings and loan association or national bank having principal offices in such state, or (e) not doing business in such state, or (f) not otherwise required to be licensed in such state;

(xv)

A lender’s policy of title insurance together with a condominium endorsement, adjustable rate rider, negative amortization endorsement and extended coverage endorsement, if applicable, in an amount at least equal to the Stated Principal Balance as of the Cut-off Date of each such Mortgage Loan or a commitment (binder) to issue the same was effective on the date of the origination of each Mortgage Loan, each such policy is valid and remains in full force and effect, and each such policy was issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located and acceptable to FHLMC and is in a form acceptable to FHLMC, which policy insures CHL and successor owners of indebtedness secured by the insured Mortgage, as to the first priority lien of the Mortgage subject to the exceptions set forth in paragraph (ix) above and against any loss by reason of the invalidity or the unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the mortgage interest rate and/or the monthly payment including any negative amortization thereunder.  To the best of CHL’s knowledge, no claims have been made under such mortgage title insurance policy and no prior holder of the related Mortgage, including CHL, has done, by act or omission, anything which would impair the coverage of such mortgage title insurance policy;

(xvi)

There is no material monetary default existing under any Mortgage or the related Mortgage Note and, to the best of CHL’s knowledge, there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration under the Mortgage or the related Mortgage Note; and CHL has not waived any default, breach, violation or event of acceleration;

(xvii)

There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage except those which are insured against by the title insurance policy referred to in item (xv) above;

(xviii)

To the best of CHL’s knowledge, all improvements which were considered in determining the Appraised Value (as defined in clause (i) of said definition) of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

(xix)

The Mortgage Loan was originated by CHL or by a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved as such by the Secretary of HUD pursuant to Sections 203 and 211 of the National housing Act. Principal payments on the Mortgage Loan commenced no more than sixty (60) days after the proceeds of the Mortgage Loan were disbursed.  The Mortgage Loan bears interest at the Mortgage Interest Rate.  With respect to each Mortgage Loan, the related Mortgage Note requires a Monthly Payment which is sufficient as of the first date of such period following each Payment Adjustment Date, to fully amortize the outstanding principal balance as of the first day of such period (including any Negative Amortization) over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate; provided, that the Minimum Monthly Payment shall not increase to an amount that exceeds 107.5% of the amount of the Minimum Monthly Payment that was due immediately prior to the Payment Adjustment Date; provided, further, that the payment adjustment cap shall not be applicable with respect to the adjustment made to the Minimum Monthly Payment that occurs (1) in a year in which the Mortgage Loan has been outstanding for a multiple of 5 years (or, with respect to not more than 5.51% of the Mortgage Loans, for 10 years and every multiple of 5 years thereafter) or (2) in the final year of the term of the Mortgage Loan and in any such year the Monthly Payment shall be adjusted to fully amortize the Mortgage Loan over the remaining term;

(xx)

The origination and collection practices used with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing business.  With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, CHL and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  No escrow deposits or Escrow Payments or other charges or payments due CHL have been capitalized under any Mortgage or the related Mortgage Note.  All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note.  Any interest required to be paid pursuant to state and local law has been properly paid and credited;

(xxi)

To the best of CHL’s knowledge, the Mortgaged Property is free of damage and waste;

(xxii)

The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (b) otherwise by judicial or non-judicial foreclosure.  There is no homestead or other exemption available to the Mortgagor that would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage.

(xxiii)

The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines.  No Mortgage Loan was originated pursuant to Countrywide’s No Income/No Asset Documentation Loan Program, No Ratio Documentation Loan Program or Streamlined Documentation Program.

(xxiv)

The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (ix) above;

(xxv)

Any principal advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term.  The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to FHLMC.  The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan plus any Negative Amortization;

(xxvi)

In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(xxvii)

No Mortgage Loan contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by CHL, the Mortgagor, or anyone on behalf of the Mortgagor or (b) paid by any source other than the Mortgagor. No Mortgage Loan contains any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(xxviii)

The Mortgagor has received all disclosure materials required by applicable law with respect to the making of an adjustable rate mortgage loan and rescission materials with respect to Refinanced Mortgage Loans.  CHL shall maintain all such statements in the Mortgage File;

(xxix)

No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade in or exchange of a Mortgaged Property;

(xxx)

CHL has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property or the Mortgagor that can reasonably be expected to cause the Mortgage Loan to become delinquent, or adversely affect the value of the Mortgage Loan;

(xxxi)

No Mortgage Loan has a Loan-to-Value Ratio at origination in excess of 95% and, with respect to Mortgage Loans that were originated by CHL simultaneously with a second lien mortgage loan secured by the same Mortgaged Property, no such Mortgage Loan and related second lien mortgage loan have a combined loan-to-value ratio in excess of 90%.  Each such Mortgage Loan with an LTV at origination and as of the Closing Date in excess of 80% is the subject of a Primary Mortgage Insurance Policy that insures that portion of the principal balance equal to a specified percentage times the sum of the remaining principal balance of the related Mortgage Loan, the accrued interest thereon and the related foreclosure expenses.  Each such Primary Mortgage Insurance Policy is issued by a Qualified Insurer.  All provisions of any such Primary Mortgage Insurance Policy have been and are being complied with, any such policy is in full force and effect, and all premiums due thereunder have been paid.  Any Mortgage subject to any such Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith, except with respect to any Lender PMI Mortgage Loan.  Except in connection with a Lender PMI Mortgage Loan, the Mortgage Interest Rate for the Mortgage Loan is exclusive of any such insurance premium;

(xxxii)

To the best of CHL’s knowledge, based upon representations of the Mortgagors in their loan applications, the Mortgaged Property is lawfully occupied under applicable law.  To the best of CHL’s knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities;

(xxxiii)No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Closing Date (whether or not known to CHL on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any private mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of CHL, and to the best of CHL’s knowledge, the Mortgagor or any other party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer’s breach of such insurance policy or such insurer’s financial inability to pay;

(xxxiv)

Except with respect to a Mortgage Loan that is a MERS Mortgage Loan, each original Mortgage was recorded and all subsequent assignments of the original Mortgage (other than the assignment to the Trustee) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of CHL, or is in the process of being recorded.  In the case of a MERS Mortgage Loan, if the original Mortgage was originated naming MERS as the original mortgagee of record, then each original Mortgage was properly executed, acknowledged, delivered and recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof in favor of MERS, solely as nominee for the holder of the Mortgage Note and its successors and assigns, and there have been no subsequent assignments of the Mortgage.  In the case of a MERS Mortgage Loan, if MERS was not the original mortgagee of record, then an assignment to MERS was prepared, duly executed and recorded and the chain of assignments is complete and recorded from the original mortgagee to MERS and there have been no subsequent assignments of the Mortgage;

(xxxv)

If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the eligibility requirements for FNMA or FHLMC;

(xxxvi)

The Mortgage Note is on a form acceptable to FHLMC;

(xxxvii)

The Mortgaged Property is located in the state indicated on the Mortgage Loan Schedule, and consists of a single parcel of real property with a detached single family residence erected thereon, or an individual condominium unit, or a 2- 4 family dwelling or an individual unit in a planned unit development as defined by FNMA, none of which is a mobile home, manufactured dwelling, cooperative housing, commercial property or mixed use property;

(xxxviii)

With respect to each Mortgage Loan, CHL is in possession of a complete Mortgage File in compliance with Exhibit 5, except for such documents as have been delivered to the Custodian;

(xxxix)

With respect to Mortgage Loans that are secured by a leasehold estate, (i) the lease is valid, in full force and effect, and conforms to all of FHLMC’s requirements for leasehold estates; (ii) all rents and other payments due under the lease have been paid; (iii) the lessee is not in default under any provision of the lease; (iv) the term of the lease exceeds the maturity date of the related Mortgage Loan by at least five years; and (v) the mortgagee under the Mortgage Loan is given notice and an opportunity to cure any defaults under the lease;

(xl)

Each Mortgage Loan contains a customary “due on sale” clause.

(xli)

Interest on each Mortgage Loan is calculated on the basis of a 360 day year consisting of twelve 30 day months;

(xlii)

No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

(xliii)

No Mortgage Loan was originated in the state of Texas under Article XVI, Section 50(a)(6) of the Texas Constitution;

(xliv)

No Mortgage Loan is a “high cost home,” “covered” (excluding home loans defined as “covered home loans” in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), “high risk home” or “predatory” loan under any applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).  No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 (“HOEPA”);

(xlv)

[Reserved];

(xlvi)

No Mortgage Loan originated between October 1, 2002 and March 7, 2003 is subject to the Georgia Fair Lending Act, as amended.  No Mortgage Loan that was originated on or after March 7, 2003 is a “high cost home loan” as defined under the Georgia Fair Lending Act;

(xlvii)

[Reserved];

(xlviii)

No Mortgage Loan is a Convertible Mortgage Loan;

(xlix)

 [Reserved];

(l)     [Reserved];

(li)

[Reserved];

(lii)

To the best of CHL’s knowledge, no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

(liii)      Each document or instrument in the related Mortgage File is in a form generally acceptable to prudent mortgage lenders that regularly originate or purchase mortgage loans comparable to the Mortgage Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the Mortgage Loans;

(liv)

Except as provided in the Mortgage Loan Schedule, all of the Mortgage Loans provide for a Prepayment Premium, meaning that with respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (a) prior to the Mortgage Loan’s origination, the Mortgagor agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction; (b) prior to the Mortgage Loan’s origination, the Mortgagor was offered the option of obtaining a Mortgage Loan that did not require payment of such a premium; (c) the prepayment premium is adequately disclosed to the Mortgagor pursuant to applicable state and federal law; (d) no mortgage loan originated on or after October 1, 2002 will impose a prepayment premium for a term in excess of three years; in each case unless the loan was modified to reduce the prepayment period to no more than three years from the date of the note and the Mortgagor was notified in writing of such reduction in prepayment period; and (e) notwithstanding any state or federal law to the contrary, the servicer shall not impose such prepayment premium in any instance when the Mortgage Loan is accelerated or paid off in connection with the workout of a delinquent mortgage or due to the Mortgagor’s default;

(lv)

To the best of CHL’s knowledge, there is no proceeding threatened for the total or partial condemnation of the Mortgaged Property;

(lvi)

Each Mortgage Loan is being serviced by the Servicer;

(lvii)

All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed, but is not yet due and payable.  Except for (A) payments in the nature of escrow payments, and (B) interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is later, to the day which precedes by one month the Due Date of the first installment of principal and interest, including without limitation, taxes and insurance payments, the Servicer has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage;

(lviii)

The Mortgage Loans were selected from among the outstanding adjustable-rate one- to four-family mortgage loans subject to negative amortization in the portfolio of CHL as of December 2, 2005 as to which the representations and warranties set forth in this Agreement can be made.  Such selection was not made in a manner intended to adversely affect the interests of the Purchaser or the Guarantor;

(lix)

With respect to any Mortgage Loan as to which an affidavit has been delivered to the Trustee certifying that the original Mortgage Note is a Lost Mortgage Note, if such Mortgage Loan is subsequently in default, the enforcement of such Mortgage Loan or of the related Mortgage by or on behalf of the Trustee will not be materially adversely affected by the absence of the original Mortgage Note.  A “Lost Mortgage Note” is a Mortgage Note the original of which was permanently lost or destroyed and has not been replaced;

(lx)

The Mortgage Loans, individually and in the aggregate, conform in all material respects to the descriptions thereof in the Preliminary Prospectus Supplement, the Prospectus Supplement and the Information Circular (each as defined in the Pooling Agreement);

(lxi)

[Reserved];

(lxii)

The servicer for each Mortgage Loan has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, Trans Union Credit Information Company and Innovis Data Solutions (or their successors), on a monthly basis;

(lxiii)

No Mortgagor was required to purchase any single premium credit insurance policy (e.g., life, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit in connection with the origination of the related Mortgage Loan; no Mortgagor obtained a prepaid single-premium credit insurance policy (e.g., life, disability, accident, unemployment, mortgage or health insurance) in connection with the origination of the related Mortgage Loan;

(lxiv) With respect to all of the Mortgage Loans originated from August 1, 2004 through April 30, 2005, if the related Mortgage Loan or the related Mortgage Note, or any document relating to the loan transaction, contains a mandatory arbitration clause (that is, a clause that requires the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction), CHL will (i) notify the related borrower in writing within 60 days after the Closing Date that none of the related seller, the related servicer or any subsequent party that acquires an interest in the Mortgage Loan or services the Mortgage Loan will enforce the arbitration clause against the borrower, but that the borrower will continue to have the right to submit a dispute to arbitration, and (ii) place a copy of that notice in the Mortgage File.  With respect to all of the Mortgage Loans originated on or after May 1, 2005, neither the related Mortgage nor the related Mortgage Note requires the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction.

(lxv)

Each Mortgage Loan had an original principal balance that conforms to Freddie Mac guidelines concerning original principal balance limits at the time of the origination of such Mortgage Loan;

(lxvi)

Each Mortgage Loan constitutes a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code and Treasury Regulations Section 1.860G-2(a)(1);

(lxvii)

No Mortgage Loan will be secured by a Mortgaged Property that is a condotel;

(lxviii)

Each Mortgagor that is a foreign national is an eligible borrower under the FHLMC’s Single-Family Seller/Servicer Guide;

(lxix)

No Mortgagor is the Mortgagor under more than ten Mortgage Loans;

(lxx)

As of the Closing Date, no Mortgage Loan is the subject of foreclosure proceedings.  To the best of CHL’s knowledge, no Mortgagor has filed for bankruptcy protection.  None of the Mortgage Loans was originated while the related Mortgagor was in bankruptcy proceedings or if foreclosure proceedings had begun;

(lxxi)

The Index for each Mortgage Loan is One-Year MTA;

(lxxii)

Prior to the approval of the Mortgage Loan application, an appraisal of the related Mortgaged Property was obtained from a qualified appraiser, duly appointed by the originator, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; such appraisal is in a form and in substance acceptable to FHLMC;

(lxxiii)

There is no obligation on the part of CHL or any other party to make payments in addition to those made by the Mortgagor.

(lxxiv)

With respect to each Mortgage Loan, the Mortgage Loan’s originator offered the Mortgagor Mortgage Loan products offered by such Mortgage Loan’s originator, or any affiliate of such Mortgage Loan’s originator, for which the Mortgagor qualified.

(lxxv)

The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the Mortgagor’s income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan.

(lxxvi)

No Mortgagor under a Mortgage Loan was charged “points and fees” in an amount greater than  (a) $1,000 or (b) 5% of the principal amount of such Mortgage Loan, whichever is greater.  For purposes of this representation, “points and fees” (x) include origination, underwriting, broker and finder’s fees and charges that the lender imposed as a condition of making the Mortgage Loan, whether they are paid to the lender or a third party; and (y) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the mortgage (such as attorneys’ fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections); the cost of mortgage insurance or credit-risk price adjustments; the costs of title, hazard, and flood insurance policies; state and local transfer taxes or fees; escrow deposits for the future payment of taxes and insurance premiums; and other miscellaneous fees and charges that, in total, do not exceed 0.25 percent of the loan amount.

(lxxvii) All points, fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan have been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation.

Subsection 7.03. Remedies for Breach of Representations and Warranties.

It is understood and agreed that the representations and warranties set forth in Subsections 7.01 and 7.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser and the Guarantor, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File.  With respect to the representations and warranties contained in Subsection 7.02 which are made to the best of CHL’s knowledge, after reasonable inquiry and investigation or based on any other evidence or representation, if it is discovered by any of CHL, the Guarantor or the Purchaser that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, the Purchaser and/or the Guarantor shall be entitled to all the remedies to which it would be entitled for a breach of representation or warranty, including, without limitation, the repurchase requirements contained herein, notwithstanding CHL’s lack of knowledge with respect to the inaccuracy at the time the representation or warranty was made.  Upon discovery by either CHL, the Guarantor or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of one or more of the Mortgage Loans or which materially and adversely affects the interests of the Purchaser or the Guarantor in one or more of the Mortgage Loans, the party discovering such breach shall give prompt written notice to the other.   A breach of any of the Representations and Warranties in Subsections 7.02(vii), (xliv), (xlvi), (liv), (lxii), (lxiii), (lxiv), (lxxiv), (lxxv), (lxxvi) and (lxxvii) shall be deemed to materially adversely affect the Purchaser and/or the Guarantor and shall require a repurchase.

CHL shall have a period of ninety (90) days from the earlier of its discovery of a breach or the receipt by the Seller of notice of such a breach within which to correct or cure such breach.  CHL hereby covenants and agrees that if any such breach cannot be corrected or cured within such ninety (90) day period, CHL shall not later than ninety (90) days after its discovery or its receipt of notice of such breach, repurchase such Mortgage Loan at the Repurchase Price.  In the event that a breach shall involve any representation or warranty set forth in Subsection 7.01 and such breach cannot be cured within ninety (90) days of the earlier of either discovery by or notice to CHL of such breach, all of the Mortgage Loans shall, at the Purchaser’s option, be repurchased by CHL at the Repurchase Price.  If any costs or damages contemplated by clause (iii) of the definition of Repurchase Price are incurred by the Trustee, the Trust Fund or the Guarantor subsequent to the purchase of the affected Mortgage Loan pursuant to this Section 7.03, then CHL shall deposit the amount of such costs and expenses into the Servicing Account upon ten Business Days’ prior written notice and receipt of an Officer’s Certificate of the Trustee or the Guarantor, as the case may be.  In addition, if any costs or damages contemplated by clause (iii) of the definition of Repurchase Price are incurred by the Guarantor following the termination of the Trust Fund pursuant to Section 10.01 of the Pooling Agreement, then CHL shall remit the amount of such costs and expenses to the Guarantor upon ten Business Days’ prior written notice and receipt of an Officer’s Certificate of the Guarantor and in accordance with wiring instructions specified in such Officer’s Certificate.  However, if the breach shall involve a representation or warranty set forth in Subsection 7.02 and CHL discovers or receives notice of any such breach within two years of the Closing Date, CHL may, provided that CHL has a Qualified Substitute Mortgage Loan (or Loans), rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that (i) any such substitution shall be effected not later than two years of the Closing Date and (ii) upon reasonable request by the Purchaser, CHL shall provide the Purchaser and the Guarantor with an Opinion of Counsel that the substitution of the applicable Qualified Substitute Mortgage Loan will not affect the status of the pass through entity as a REMIC.  If CHL has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan.  Any repurchase of a Mortgage Loan(s) pursuant to the foregoing provisions of this Subsection 7.03 shall be accomplished by deposit in the Servicing Account of the amount of the Repurchase Price for distribution to the Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Servicing Account for future distribution.

At the time of repurchase or substitution, the Purchaser and CHL shall arrange for the reassignment of the Deleted Mortgage Loan to CHL and the delivery to CHL of any documents held by the Purchaser or the Custodian relating to the Deleted Mortgage Loan.  The Servicing File shall also be deemed released to CHL for any Deleted Mortgage Loan.  In the event of a repurchase or substitution, CHL shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place, amend the Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and in the case of substitution, identify a Qualified Substitute Mortgage Loan (or Loans) and amend the Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement.  In connection with any such substitution, CHL shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution.  CHL shall effect such substitution by delivering to the Custodian for such Qualified Substitute Mortgage Loan the documents required by the Custodial Agreement, with the Mortgage Note endorsed thereon as required by the Custodial Agreement.  CHL shall deposit in the Servicing Account the Monthly Payment less the Servicing Fee and the amount of the premium for any Lender PMI Policy due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution.  Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by CHL.  For the month of substitution, distributions to the Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and CHL shall thereafter be entitled to retain all amounts subsequently received by CHL in respect of such Deleted Mortgage Loan.

For any month in which CHL substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, CHL shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution).  The amount of such shortfall shall be distributed by CHL in the month of substitution pursuant to Section 11 hereof.  Accordingly, on the date of such substitution, CHL shall deposit from its own funds into the Servicing Account an amount equal to the amount of such shortfall.

Any cause of action against CHL relating to or arising out of the breach of any representations and warranties made in Subsections 7.01 or 7.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser, the Depositor, the Guarantor, the Certificate Insurer or the Trustee or notice thereof by CHL to the Purchaser, the Depositor, the Guarantor, the Certificate Insurer or the Trustee, (ii) failure by CHL to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon CHL by the Purchaser, the Depositor, the Guarantor, the Certificate Insurer or the Trustee for compliance with the relevant provisions of this Agreement.

If pursuant to the foregoing provisions CHL repurchases a Mortgage Loan that is a MERS Mortgage Loan, CHL shall either (i) cause MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to CHL and shall cause such Mortgage to be removed from registration on the MERS System in accordance with MERS’ rules and regulations or (ii) cause MERS to designate on the MERS System CHL or its designee as the beneficial holder of such Mortgage Loan.

The enforcement of a right or remedy by the Trustee on behalf of the Trust Fund shall have the same force and effect as if the right or remedy had been enforced or exercised by the Purchaser directly.

Subsection 7.04. [Reserved].

Subsection 7.05. Covenant of CHL.

With respect to any MERS Mortgage Loan, on or immediately following the Closing Date, Seller shall comply with all rules and procedures of MERS in connection with registering the Purchaser as the beneficial owner of such Mortgage Loan on the MERS System.  With respect to each MOM Loan, a MIN has been assigned by MERS and such MIN is accurately provided on the Mortgage Loan Schedule.  The related Assignment of Mortgage to MERS has been duly and properly recorded, or has been delivered for recording to the applicable recording office. Seller shall provide the Purchaser with the payment history for any Mortgage Loans if requested by the Purchaser.

Subsection 7.06. Representations and Warranties Respecting The Purchaser.

The Purchaser represents, warrants and covenants to CHL, the Servicer and the Guarantor that, as of the Closing Date:

(i)

the Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and is qualified to transact business in and is in good standing under the laws of each state in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such qualification;

(ii)

the Purchaser has the full power and authority to perform, and to enter into and consummate, all transactions contemplated by this Agreement; the Purchaser has the full power and authority to purchase and hold each Mortgage Loan;

(iii)

Neither the acquisition of the Mortgage Loans by the Purchaser pursuant to this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Purchaser’s charter or by-laws or result in a material breach of any legal restriction or any material agreement or instrument to which the Purchaser is now a party or by which it is bound, or constitute a material default or result in an acceleration under any of the foregoing, or result in the violation of any material law, rule, regulation, order, judgment or decree to which the Purchaser or its property is subject; and

(iv)

There is no action, suit, proceeding, investigation or litigation pending or to the Purchaser’s knowledge threatened, which either in any one instance or in the aggregate, if determined adversely to the Purchaser would adversely affect the purchase of the Mortgage Loans by the Purchaser hereunder, or the Purchaser’s ability to perform its obligations under this Agreement.

Subsection 7.07. Indemnification by the Purchaser.

GCFP shall indemnify CHL and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Purchaser’s representations and warranties contained in Section 7.06 above.

SECTION 8.

Closing.

The closing for the Mortgage Loan sale pursuant to this Agreement shall take place on the Closing Date.  The Closing shall be either:  by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

The closing for the Mortgage Loans to be purchased on the Closing Date shall be subject to each of the following conditions:

(a)

all of the representations and warranties of CHL and the Servicer under this Agreement shall be true and correct as of the Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

(b)

The Purchaser shall have received, or the Purchaser’s attorneys shall have received in escrow, all Closing Documents as specified in Section 9 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

(c)

CHL shall have delivered and released to the Custodian all documents required pursuant to the Custodial Agreement;

(d)

all of the representations and warranties of the Purchaser under this Agreement shall be true and correct as of the Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement; and

(e)

all other terms and conditions of this Agreement shall have been complied with.

Subject to the foregoing conditions, the Purchaser shall pay to CHL on the Closing Date the Purchase Price by wire transfer of immediately available funds to the account designated by CHL.

SECTION 9.

Closing Documents.

The Closing Documents to be delivered on the Closing Date (unless otherwise specified below) in respect of the Mortgage Loans to be purchased on the Closing Date shall consist of the following documents (which shall be fully executed originals as applicable):

(a)

this Agreement, in three (3) counterparts;

(b)

the Custodial Agreement, in three (3) counterparts;

(c)

the related Information Diskette provided by Seller, all other information agreed to be provided to the Purchaser by CHL herein or in the Purchase Price and Terms Letter and the Mortgage Loan Schedule prepared in accordance with Section 3, with a copy of the latter to be delivered to the Custodian for purposes of the Custodial Agreement;

(d)

a Custodian’s Initial Certification or Trust Receipt, as required under the Custodial Agreement, in the form of Exhibit 6.1 to the Custodial Agreement or Exhibit Q to the Pooling Agreement, as applicable;

(e)

[Reserved];

(f)

[Reserved];

(g)

an Officer’s Certificate, in the form of  Exhibit 1 hereto, including all attachments hereto;

(h)

Opinion of Counsel of CHL and Countrywide Servicing (who may be an employee of CHL and/or Countrywide Servicing), in form and substance reasonably satisfactory to the Purchaser and the Guarantor;

(i)

[Reserved];

(j)

a Security Release Certification, in the form of Exhibit 3 hereto executed by any person having the benefit of any security interest, pledge or hypothecation in relation to the Mortgage Loans, if any of the Mortgage Loans are subject to any security interest, pledge or hypothecation for the benefit of such person as of the Closing Date; and

(k)

a certificate or other evidence or merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by CHL by merger or acquired or originated by CHL while conducting business under a name other than its present name, if applicable.

SECTION 10.

Costs.

The Purchaser shall pay any commissions due its salesmen, the legal fees and expenses of its attorneys, custodial fees, recording fees for the Assignments of Mortgage and reasonable out of pocket costs of CHL in connection with the Securitization Transaction.  CHL shall pay all recording fees for non-MERS Mortgage Loans or to record to MERS.  All other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including without limitation, fees for title policy endorsements and continuations, and CHL’s attorney’s fees, shall be paid by CHL without reimbursement.

SECTION 11.

Servicer’s Servicing Obligations.

Subsection 11.01. Countrywide Servicing to Act as Servicer.

In connection with the servicing and administration of each Mortgage Loan, the Servicer shall service such Mortgage Loan as set forth and in accordance with the procedures in Chapters 64 (except 64.2(f) and 64.10.1), 65, A65, B65, 66, 67 and 70 (except 70.5-8) of the Guide; provided, however, that Freddie Mac’s Electronic Default Reporting (EDR), the Freddie Mac Form Nos. 1013, 1126, 105, 1127, 1636, 1077, 1045F, 102 and 104DC, the appointment and use by the Servicer of the Freddie Mac designated foreclosure or bankruptcy counsel (other than the requirement of such counsel to meet the qualification criteria set forth in Section 53.1.1 of the Guide) and any incentive, compensation or reimbursement to the Servicer as provided therein shall not apply.

In addition, the Servicer shall service and administer the Mortgage Loans in accordance with this Agreement and the normal and usual standards of practice of prudent mortgage lenders, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement provided, however, that the Servicer shall not knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause any REMIC created under the Pooling Agreement to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Servicer has received an Opinion of Counsel (but not at the expense of the Servicer) to the effect that the contemplated action will not cause any REMIC created under the Pooling Agreement to fail to qualify as a REMIC or result in the imposition of a tax upon any such REMIC created thereunder.

Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser; provided, however, that the Servicer shall not permit any modification with respect to any Mortgage Loan that would decrease the Mortgage Interest Rate (other than by adjustments required by the terms of the Mortgage Note), defer or forgive the payment thereof or of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal), make future advances or extend the final maturity date on such Mortgage Loan, unless the Mortgage Loan is in default or such default is imminent in the reasonable judgment of the Servicer, without the Purchaser’s consent and in accordance with Acceptable Servicing Practices; provided, further, no such modification shall be permitted unless the Servicer shall have provided to the Trustee an Opinion of Counsel in writing to the effect that such modification, waiver or amendment would not cause an Adverse REMIC Event (as defined in the Pooling Agreement).  The costs of obtaining such Opinion of Counsel shall be a reimbursable expense to the Servicer to be withdrawn from the Servicing Account pursuant to Section 11.05.  Promptly after the execution of any modification of any Mortgage Loan, the Servicer shall deliver to the Trustee the originals of any documents evidencing such modification.  Consistent with the terms of this Agreement, the Servicer may permit forbearance or allow for suspension of Monthly Payments in either case for up to one hundred and eighty (180) days if the Mortgagor is in default or the Servicer determines in its reasonable discretion that default is imminent and if the Servicer determines that granting such forbearance or suspension is in the best interest of the Purchaser.  In the event that any such modification, forbearance or suspension as permitted above allows the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall include in each remittance for any month in which any such principal or interest payment has been deferred (without giving effect to such modification, forbearance or suspension) an amount equal to, as the case may be, such month’s principal and one (1) month’s interest at the Mortgage Loan Remittance Rate on the then unpaid principal balance of the Mortgage Loan and shall be entitled to reimbursement for such advances only to the same extent as for Monthly Advances made pursuant to Section 11.19.  Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered to execute and deliver on behalf of itself, and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Property.  If reasonably required by the Servicer, the Purchaser shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.  The Servicer shall comply in the performance of its obligations under this Agreement with all reasonable rules and requirements of each Primary Mortgage Insurance Policy.

For each Mortgage Loan, the Servicer shall fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its borrower credit files to Equifax, Experian, Trans Union Credit Information Company and Innovis Data Solutions (or their successors), on a monthly basis.  Upon request of the Guarantor, the Servicer shall provide evidence to the Guarantor (on a monthly or quarterly basis) that it has complied with its obligations under the preceding sentence.

No written information, certificate of an officer, statement furnished in writing or written report delivered to the Purchaser, any affiliate of the Purchaser, the Guarantor or the Trustee, and prepared by the Servicer pursuant to this Agreement, shall contain an untrue statement of a material fact or omit to state a material fact necessary to make such information, certificate, statement or report not misleading.

Subsection 11.02. Collection of Mortgage Loan Payments.

Continuously from the date hereof until the principal and interest on all Mortgage Loans is paid in full, the Servicer shall collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Mortgage Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account.  Further, the Servicer shall ascertain and estimate annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable.  To that end, the Servicer shall ensure that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Subsection 11.03. Realization Upon Defaulted Mortgage Loans.

The Servicer shall, consistent with the procedures that the Servicer would use in servicing loans for its own account and the provisions of the Guide set forth in the definition of Acceptable Servicing Practices, foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 11.01.  The Servicer shall realize upon defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings.  The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Purchaser after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Servicer through Primary Mortgage Insurance Proceeds, Other Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 11.05.  The Servicer shall notify the Purchaser and the Guarantor in writing of the commencement of foreclosure proceedings.  Such notice may be contained in the reports prepared by the Servicer and delivered to the Purchaser and the Guarantor pursuant to the terms and conditions of this Agreement.  In such connection, the Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related property, as contemplated in Section 11.05.

Subsection 11.04. Establishment of Servicing Accounts; Deposits in Servicing Accounts.

The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one (1) or more Servicing Accounts, in the form of time deposit or demand accounts which accounts shall be Eligible Accounts, as directed by the Purchaser or, in connection with the Securitization Transaction, entitled “in trust for the Trustee of the HarborView 2006-CB1 Trust Fund.”  The creation of any Servicing Account shall be evidenced by a letter agreement in the form shown in Exhibit 7 to this Agreement.  A copy of such letter agreement shall be furnished to the Purchaser upon request.

The Servicer shall deposit in the Servicing Account within two (2) Business Days of receipt (or, if the current long-term credit rating of CHL is reduced below “A-” by S&P or “A3” by Moody’s, the Servicer shall deposit or cause to be deposited on a daily basis within one Business Day of receipt), and retain therein the following payments and collections received or made by it subsequent to the Cut-off Date, or received by it prior to the Cut-off Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date:

(i)

all payments on account of principal, including Principal Prepayments, on the Mortgage Loans, as described in more detail in the Pooling Agreement;

(ii)

all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate and net of Prepayment Interest Excess, as described in more detail in the Pooling Agreement;

(iii)

all Liquidation Proceeds;

(iv)

all Primary Mortgage Insurance Proceeds and Other Insurance Proceeds including amounts required to be deposited pursuant to Sections 11.08, 11.10 and 11.11, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer’s normal servicing procedures, the loan documents or applicable law;

(v)

all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with the Servicer’s normal servicing procedures, the Mortgage Loan Documents or applicable law;

(vi)

any Monthly Advances;

(vii)

all proceeds of any Mortgage Loan repurchased in accordance with Sections 7.03 and 11.03, and any amount required to be deposited by the Servicer in connection with any shortfall in principal amount of the Qualified Substitute Mortgage Loans and the Deleted Mortgage Loans as required pursuant to Section 7.03;

(viii)

any amounts required to be deposited by the Servicer pursuant to Section 11.11 in connection with the deductible clause in any blanket hazard insurance policy (such deposit to be made from the Servicer’s own funds, without reimbursement therefor);

(ix)

Compensating Interest, if any, for the month of distribution (such deposit to be made from the Servicer’s own funds, without reimbursement therefor);

(x)

any amounts required to be deposited by the Servicer in connection with any REO Property pursuant to Section 11.13;

(xi)

any Subsequent Recoveries;

(xii)

any losses on Permitted Investments; and

(xiii)

any amounts required to be deposited in the Servicing Account pursuant to Subsection 11.01, 11.08, 11.09, 11.14, 11.22 or 11.23.

The foregoing requirements for deposit in the Servicing Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, prepayment penalties and assumption fees, need not be deposited by the Servicer in the Servicing Account.  Any interest paid on funds deposited in the Servicing Account by the depository institution shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Servicing Account pursuant to Section 11.05(iv).

Funds in the Servicing Account shall, if invested, be invested in Permitted Investments; provided, however, that the Servicer shall be under no obligation or duty to invest (or otherwise pay interest on) amounts held in the Servicing Account.  All Permitted Investments shall mature or be subject to redemption or withdrawal no later than one Business Day prior to the next succeeding Remittance Date (except that if such Permitted Investment is an obligation of the Servicer, then such Permitted Investment shall mature not later than such applicable Remittance Date).  Any and all investment earnings from any such Permitted Investment shall be for the benefit of the Servicer and shall be subject to its withdrawal or order from time to time, and shall not be property of the Purchaser or any assignee.  The risk of loss of moneys required to be remitted to the Purchaser or its assignee resulting from such investments shall be borne by and be the risk of the Servicer.  The Servicer shall deposit the amount of any such loss in the Servicing Account immediately as realized, but in no event later than the related Remittance Date.

Subsection 11.05. Permitted Withdrawals From the Servicing Account.

The Servicer may, from time to time, withdraw from the Servicing Account for the following purposes:

(i)

to make payments to the Purchaser in the amounts and in the manner provided for in Section 11.16;

(ii)

to reimburse itself for Monthly Advances, the Servicer’s right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent Late Collections (net of the related Servicing Fees and the amount of any premiums for Primary Mortgage Insurance Policies on Lender PMI Mortgage Loans (including, for purposes of clarification, the Radian Policy)) respecting which any such advance was made, it being understood that, in the case of such reimbursement, the Servicer’s right thereto shall be prior to the rights of the Purchaser, except that, where the Servicer is required to repurchase a Mortgage Loan, pursuant to Section 7.03, the Servicer’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such section and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loans; provided that the Servicer may reimburse itself from any funds in the Servicing Account for Monthly Advances which it has determined are Nonrecoverable Advances or if all funds with respect to the related Mortgage Loan have previously been remitted to the Purchaser;

(iii)

to reimburse itself for unreimbursed Servicing Advances and any unpaid Servicing Fees, the Servicer’s right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related proceeds from Liquidation Proceeds, Condemnation Proceeds, Primary Mortgage Insurance Proceeds and Other Insurance Proceeds; provided that the Servicer may reimburse itself from any funds in the Servicing Account for Servicing Advances and Servicing Fees if all funds with respect to the related Mortgage Loan have previously been remitted to the Purchaser;

(iv)

to pay to itself as servicing compensation (a) any interest earned on funds in the Servicing Account (all such interest to be withdrawn monthly not later than each Remittance Date), and (b) the Servicing Fees from that portion of any payment or recovery as to interest with respect to a particular Mortgage Loan;

(v)

to pay to itself with respect to each Mortgage Loan that has been repurchased pursuant to Section 7.03 all amounts received thereon and not distributed as of the date on which the related repurchase price is determined;

(vi)

to clear and terminate the Servicing Account upon the termination of this Agreement;

(vii)

to reimburse the Servicer for any Monthly Advance or Servicing Advance previously made which the Servicer has determined to be a Nonrecoverable Advance;

(viii)

to reimburse itself for any amounts deposited in the Servicing Account in error; and

(ix)

to reimburse the Seller and/or the Servicer and/or any director, officer, employee or agent thereof for expenses incurred by any of them and reimbursable pursuant to Section 13.02; provided, however, that such reimbursements may not exceed $100,000 in the aggregate during any twelve-month period.

Subsection 11.06. Establishment of Escrow Accounts; Deposits in Escrow Accounts.

The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one (1) or more Escrow Accounts which accounts shall be Eligible Accounts, in the form of time deposit or demand accounts, as directed by the Purchaser or, in connection with the Securitization Transaction, entitled “in trust for the Trustee of the HarborView 2006-CB1 Trust Fund.”  The creation of any Escrow Account shall be evidenced by a letter agreement in the form shown in Exhibit 8 to this Agreement.  A copy of such letter agreement shall be furnished to the Purchaser upon request.

The Servicer shall deposit in the Escrow Account or Accounts within two (2) Business Days of receipt (or if the current long-term credit rating of CHL is reduced to below “A-” by S&P or “A3” by Moody’s, the Servicer shall deposit or cause to be deposited on a daily basis within one Business Day of receipt), and retain therein, (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all Other Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.  The Servicer shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth or in accordance with Section 11.08.  The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor.  The Servicer shall be obligated to make Servicing Advances to the Escrow Account in respect of its obligations under this Section 11.06, reimbursable from the Escrow Accounts or Servicing Account to the extent not collected from the related Mortgagor, anything to the contrary notwithstanding, when and as necessary to pursuant to Section 11.08 hereof; provided, however, that Servicing Advances shall not be required to be made by the Servicer if such Servicing Advance would, if made, be a Nonrecoverable Advance.

Subsection 11.07. Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account may be made by the Servicer (i) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, Primary Mortgage Insurance Policy premiums, if applicable, and comparable items (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) for transfer to the Servicing Account in accordance with the terms of this Agreement, (v) for application to restoration or repair of the Mortgaged Property, (vi) to pay to the Servicer, or to the Mortgagors to the extent required by law, any interest paid on the funds deposited in the Escrow Account, (vii) to reimburse itself for any amounts deposited in the Escrow Account in error, or (viii) to clear and terminate the Escrow Account on the termination of this Agreement.  As part of its servicing duties, the Servicer shall pay to the Mortgagors interest on funds in the Escrow Account, to the extent required by law, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor.

Subsection 11.08. Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Mortgage Insurance Policies; Collections Thereunder.

With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, condominium or PUD association dues or comparable charges and other charges which are or may become a lien upon the Mortgaged Property and the status of primary mortgage insurance premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or applicable law.  To the extent that the Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor at the time they first become due.  The Servicer shall effect timely payments of all such bills irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

The Servicer shall maintain in full force and effect a Primary Mortgage Insurance Policy conforming in all respects to the description set forth in Subsection 7.02(xxxi), issued by an insurer described in that Subsection, with respect to each Mortgage Loan for which such coverage is herein required.  Subject to the terms of the Radian Policy, such coverage will be maintained until the Updated Loan-to-Value Ratio of the related Mortgage Loan is reduced to 80% or less, unless state law provides that the Mortgagor may elect to cancel. The Servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect on the Closing Date that is required to be kept in force under this Agreement unless a replacement Primary Mortgage Insurance Policy for such canceled or nonrenewed policy is obtained from and maintained with an insurer that is FHLMC approved.  The Servicer shall not take any action which would result in non coverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Servicer would have been covered thereunder.  In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 11.21, the Servicer shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Mortgage Insurance Policy.  If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

In connection with its activities as Servicer of the Mortgage Loans, the Servicer agrees to present on behalf of itself, the Trustee, the Guarantor, the Certificate Insurer and Certificateholders, claims to the insurer under any Primary Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans.  Any amounts collected by the Servicer under any Primary Insurance Policies shall be deposited in the Servicing Account.  The Servicer shall deposit into the Servicing Account from its own funds the amount of any loss incurred by the Trust Fund as a result of the Servicer’s negligence with respect to the presentation of a claim under a Primary Mortgage Insurance Policy.

Subsection 11.09. Transfer of Accounts.

The Servicer may transfer the Servicing Account or the Escrow Account to a different depository institution from time to time.  The Servicer shall promptly notify the Purchaser and the Guarantor of any proposed transfer.  In any case, the Servicing Account and Escrow Account shall be Eligible Accounts.

Subsection 11.10. Maintenance of Hazard Insurance.

The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or (ii) the outstanding principal balance of the Mortgage Loan (including any cumulative related Negative Amortization), in each case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer.  If the Mortgaged Property is in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate issued by the Federal Emergency Management Agency as having special flood hazards and such flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the unpaid principal balance of the Mortgage Loan (including any related Negative Amortization), (ii) replacement value of the improvements securing such Mortgage Loan or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.  The Servicer shall also maintain on the REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above.  Any amounts collected by the Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Servicer’s normal servicing procedures, shall be deposited in the Servicing Account, subject to withdrawal pursuant to Section 11.05.  It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer or the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.  All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount or material change in coverage to the Servicer.  The Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies are acceptable to the Purchaser and, in connection with the Securitization Transaction, the Guarantor, and in each case is licensed to do business in the state wherein the property subject to the policy is located.

Subsection 11.11. Maintenance of Mortgage Impairment Insurance Policy.

In the event that the Servicer shall obtain and maintain a blanket policy issued by an issuer acceptable to the Purchaser and, in connection with the Securitization Transaction, the Guarantor, insuring against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 11.10 and otherwise complies with all other requirements of Section 11.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 11.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Section 11.10, and there shall have been a loss which would have been covered by such policy, deposit in the Servicing Account the amount not otherwise payable under the blanket policy because of such deductible clause.  In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of the Purchaser, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.  Upon request of the Purchaser, the Servicer shall cause to be delivered to the Purchaser a certified true copy of such policy and shall use its best efforts to obtain a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days’ prior written notice to the Purchaser.

Subsection 11.12. Fidelity Bond; Errors and Omissions Insurance.

The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loan in handling funds, money, documents and papers relating to the Mortgage Loan.  The fidelity bond and errors and omissions insurance shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons.  Such fidelity bond shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.  No provision of this Section 11.12 requiring the fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement.  The minimum coverage under any such fidelity bond and insurance policy shall be at least equal to the corresponding amounts required by the Guide.  Upon request of the Purchaser, the Servicer shall cause to be delivered to the Purchaser a certified true copy of the fidelity bond and insurance policy and shall use its best efforts to obtain a statement from the surety and the insurer that such fidelity bond or insurance policy shall in no event be terminated or materially modified without thirty (30) days’ prior written notice to the Purchaser.  The Servicer shall notify the Purchaser within five (5) business days of receipt of notice that such fidelity bond or insurance policy will be, or has been, materially modified or terminated.

Subsection 11.13. Title, Management and Disposition of REO Property.

In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Servicer for the benefit of the Purchaser, or in the event the Servicer is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer from an attorney duly licensed to practice law in the state where to REO Property is located. Any Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

The Servicer shall, either itself or through an agent selected by the Servicer, manage, conserve, protect and operate each REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed.  The Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter or more frequently as required by the circumstances.  The Servicer shall make or cause to be made a written report of each such inspection.  Such reports shall be retained in the Servicing File and copies thereof shall be forwarded by the Servicer to the Purchaser within five (5) Business Days of the Purchaser’s request therefor.  The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the Purchaser.  With respect to each REO Property, the Servicer shall segregate and hold all funds collected and received in connection with the operation of the REO Property separate and apart from its own funds or general assets and shall establish and maintain a Servicing Account for the REO Properties in the form of a non interest bearing demand account which shall be an Eligible Account, unless an Opinion of Counsel is obtained by the Servicer to the effect that the classification as a grantor trust for federal income tax purposes of the arrangement under which the Mortgage Loans and the REO Properties is held will not be adversely affected by holding such funds in another manner.  The Servicer shall deposit or cause to be deposited, on a daily basis in the Servicing Account all revenues received with respect to the REO Properties and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Properties, including (i) the cost of maintaining any hazard insurance pursuant to Section 11.10 hereof and (ii) either (A) the fees of any managing agent acting on behalf of the Servicer or (B) in the event that the Servicer is managing the REO Property, then the related Servicing Fee.  The Servicer shall not be entitled to retain interest paid or other earnings, if any, on funds deposited in the Servicing Account.  On or before each Determination Date, the Servicer shall withdraw from the Servicing Account and deposit into the Servicing Account the net income from the REO Properties on deposit in the Servicing Account.

The Servicer shall furnish to the Purchaser on each Remittance Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month.  Such operation statement shall be accompanied by such other information as the Purchaser shall reasonably request.

The Servicer shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within three (3) years after title to such REO Property has been obtained, unless the Servicer determines, and gives an appropriate notice to the Purchaser and the Guarantor, that a longer period is necessary for the orderly liquidation of such REO Property.  In the event that an REO Property is held longer than three years, the Trustee and the Guarantor shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to a three year period, if applicable, will not result in the imposition of taxes on the Trust Fund at any time that any securities issued under the Pooling Agreement are outstanding, and that the Trust Fund may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel) after the expiration of such three-year period.

Each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer deems to be in the best interest of the Purchaser.  If as of the date title to any REO Property was acquired by the Servicer there were outstanding unreimbursed Servicing Advances, Monthly Advances or Servicing Fees with respect to the REO Property or the related Mortgage Loan, the Servicer, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances, Monthly Advances and Servicing Fees from proceeds received in connection with such REO Disposition.  The proceeds from the REO Disposition, net of any payment to the Servicer as provided above, shall be deposited in the Servicing Account and shall be transferred to the Servicing Account on the Determination Date in the month following receipt thereof for distribution on the succeeding Remittance Date in accordance with Section 11.17.

With respect to each REO Property, the Servicer shall segregate and hold all funds collected and received in connection with the operation of the REO Property separate and apart from its own funds or general assets and shall maintain separate records and reports with respect to the funds received and distributed on an REO Property by REO Property basis.

Notwithstanding anything to the contrary, while the Servicer is initially responsible for the disposal of REO Property, the Guarantor reserves the right to assume this responsibility.  If the Guarantor exercises this right, the Guarantor shall provide 30 days prior written notification to the Servicer and work with the Servicer to develop a mutually agreed upon process and timetable for implementing the transfer of such responsibilities, including procedures to ensure the Servicer will be reimbursed for advances and expenses that are made in accordance with this Agreement.  Such plan will honor any previous transactions entered into by the Servicer and determine a fixed date for the transition of such responsibilities.  In addition, if the Guarantor exercises this right, it shall market the property in accordance with the Acceptable Servicing Procedures.

Subsection 11.14. Notification of Adjustments.

With respect to each Mortgage Loan, the Servicer shall adjust the Mortgage Interest Rate on the related Interest Adjustment Date and shall adjust the Monthly Payment on the related Payment Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note.  If, pursuant to the terms of the Mortgage Note, another index is selected for determining the Mortgage Interest Rate because the original Index is no longer available, such selection shall be in compliance with the terms of the related Mortgage Note.  The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments.  The Servicer shall promptly upon written request thereof, deliver to the Purchaser and the Guarantor such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments.  Upon the discovery by the Servicer, the Purchaser or the Guarantor that the Servicer has failed to adjust a Mortgage Interest Rate or a Minimum Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Servicer shall immediately deposit in the Servicing Account from its own funds the amount of any interest loss caused the Purchaser thereby without reimbursement therefor.

Subsection 11.15. MERS Registration.

The Servicer is authorized and empowered by the Purchaser, in its own name, when the Servicer believes it appropriate in its best judgment to register any Mortgage Loan on the MERS System, or cause the removal from the registration of any Mortgage Loan on the MERS System, to execute and deliver, on behalf of the Purchaser any and all instruments of assignment and other comparable instruments with respect to such assignment or re recording of a Mortgage in the name of MERS, solely as nominee for the Purchaser and its successors and assigns.

Subsection 11.16. Distributions.

On each Remittance Date, the Servicer shall distribute to the Purchaser (i) all amounts credited to the Servicing Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Servicing Account pursuant to Section 11.05, plus (ii) all Monthly Advances, if any, which the Servicer is obligated to distribute pursuant to Section 11.19, minus (iii) any Amounts Held for Future Distribution.  It is understood that, by operation of Section 11.04, the remittance on the initial Remittance Date is to include principal collected after the Cut-off Date through the preceding Determination Date plus interest, adjusted to the Mortgage Loan Remittance Rate collected through such Determination Date exclusive of any portion thereof allocable to the period prior to the Cut-off Date, with the adjustments specified in (ii), (iii) and (iv) above.

Each remittance pursuant to this Section 11.16 shall be made by wire transfer of immediately available funds to, or by other means of transmission or transfer that causes funds to be immediately available in, the account designated by the Purchaser in writing or, in connection with the Securitization Transaction, the Distribution Account which shall have been designated by the Trustee in writing.

Subsection 11.17. Statements of the Servicer.

Not later than the fifth Business Day preceding each Distribution Date, the Servicer shall furnish to the Trustee and the Guarantor the information shown in Exhibit 11, including but not limited to (i) a monthly remittance advice in written or electronic format (or in such other format mutually agreed to between the Servicer, the Trustee and the Guarantor) relating to the period ending on the last day of the preceding calendar month in such form mutually agreed to in writing between the Servicer and the Purchaser or, in connection with the consummation of the Securitization Transaction, the Servicer, the Trustee and the Guarantor and (ii) all such information required pursuant to clause (i) above on a magnetic tape or other similar media reasonably acceptable to the Purchaser or its assignee (including the Trustee).  In addition, no later than the close of business New York time on the fifth Business Day prior to such Distribution Date, the Servicer shall deliver or cause to be delivered to the Trustee and the Guarantor in addition to the information provided in an REO Status Report in the form of Exhibit 10, such other loan-level information reasonably available to it with respect to the Mortgage Loans as the Trustee or the Guarantor may reasonably require to perform the calculations necessary to make the distributions contemplated by Section 5.01 of the Pooling Agreement.

If in any month the Servicer fails to provide the Guarantor the information provided in Exhibit 11 on or prior to the tenth calendar day of such month (or if such calendar day is not a Business Day, the immediately succeeding Business Day), the Servicer shall pay to the Guarantor the following amounts:  (i) upon the first such failure, $1,000; (ii) upon the second such failure, $2,000; and (iii) upon the third such failure, $3,000; provided, however, that the Servicer shall not be required to make any such payment upon the first such failure during each successive two-year period following the Closing Date unless two consecutive monthly failures occur.  The fourth consecutive such failure to provide the information provided in Exhibit 11 shall constitute an “Event of Default” and permit the Guarantor to remove the Servicer for cause.

In addition, not more than sixty (60) days after the end of each calendar year, the Servicer will furnish to the Purchaser at any time during such calendar year, (i) as to the aggregate of remittances for the applicable portion of such year, an annual statement in accordance with the requirements of applicable federal income tax law, and (ii) listing of the principal balances of the Mortgage Loans outstanding at the end of such calendar year.

The Servicer shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to the Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby.  In addition, the Servicer shall provide the Purchaser with such information concerning the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return as the Purchaser may reasonably request from time to time.

Subsection 11.18. Monthly Advances by the Servicer.

Not later than the close of business on the Business Day preceding each Remittance Date, the Servicer shall deposit in the Servicing Account an amount equal to the aggregate Minimum Monthly Payments (net of the Servicing Fee and, in the case of a Lender PMI Mortgage Loan, net of the premium for the Primary Mortgage Insurance Policy with respect to that Mortgage Loan) on the Mortgage Loans that were due on the related Due Date and not received by the Servicer as of the close of business on the related Determination Date, together with an amount equivalent to the Minimum Monthly Payment that would have been due on each Mortgage Loan as to which the related Mortgaged Property is an REO Property had such Mortgaged Property not become REO Property and such Mortgage Loan had remained outstanding, less the aggregate amount of any such delinquent Minimum Monthly Payments that the Servicer has determined would constitute a Nonrecoverable Advance if advanced.  Notwithstanding the preceding sentence, so long as the current long-term credit rating of CHL is at least “A-” by S&P and “A3” by Moody’s, the Servicer shall be permitted to make an appropriate entry in its records relating to the Custodial Account that any Amount Held for Future Distribution has been used by the Servicer in discharge of its obligation to make any such Monthly Advance.  Any funds so applied shall be replaced by the Servicer by deposit in the Custodial Account no later than the close of business on the next Remittance Date.

The Servicer’s obligation to make such advances as to any Mortgage Loan will continue through the earliest of:  (i) the last Monthly Payment due prior to the payment in full of the Mortgage Loan, (ii) the Remittance Date prior to the Remittance Date for the distribution of any Liquidation Proceeds, Other Insurance Proceeds or Condemnation Proceeds which, in the case of Other Insurance Proceeds and Condemnation Proceeds, satisfy in full the indebtedness of such Mortgage Loan, and (iii) the Remittance Date prior to the date on which cash is received in connection with the liquidation of REO Property.  In no event shall the Servicer be obligated to make an advance under this Section 11.18 if at the time of such advance it deems such advance would be a Nonrecoverable Advance.  If the Servicer determines that any advance made or proposed to be made is or would be, as the case may be, a  Nonrecoverable Advance, the Servicer shall deliver to the Purchaser an Officer’s Certificate of the Servicer to the effect that an officer of the Servicer has reviewed the related Mortgage File and has made the reasonable determination that any previous and any additional advances are Nonrecoverable Advances.

Subsection 11.19. Real Estate Owned Reports.

Together with the statement furnished pursuant to Section 11.17, with respect to any REO Property, the Servicer shall furnish to the Purchaser on request a statement covering the Servicer’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month, together with an operating statement free of cost.  Such statement shall be accompanied by such additional information as the Purchaser shall reasonably request.  The cost of producing such additional information shall be borne by the Purchaser requesting it.

Subsection 11.20. Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure, the Servicer shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property which report may be included with any other reports prepared by Servicer and delivered to the Purchaser pursuant to the terms and conditions of this Agreement.

Subsection 11.21. Assumption Agreements.

The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any “due on sale” clause to the extent permitted by law; provided, however, that the Servicer shall not exercise any such rights if prohibited by law or the terms of the Mortgage Note from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy, if any.  If the Servicer reasonably believes it is unable under applicable law to enforce such “due on sale” clause, the Servicer will enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon.  Where an assumption is allowed pursuant to this Subsection 11.21, the Servicer, with the prior written consent of the primary mortgage insurer, if any, is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the related Mortgage Note.  Any such substitution of liability agreement shall be in lieu of an assumption agreement.

In connection with any such assumption or substitution of liability, the Servicer shall follow the underwriting practices and procedures employed by the Servicer for similar mortgage loans originated in accordance with the Underwriting Guidelines.  With respect to an assumption or substitution of liability, the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan and the outstanding principal amount of the Mortgage Loan shall not be changed.  The Servicer shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser or its designee the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

Notwithstanding the foregoing paragraphs of this Section or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.  For purposes of this Section 11.21, the term “assumption” is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Subsection 11.22. Satisfaction of Mortgages and Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Purchaser by a certification, which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Servicing Account pursuant to Section 11.04 have been or will be so deposited, of a Servicing Officer and shall request delivery to it of the portion of the Mortgage File held by the Purchaser or the Custodian on behalf of the Purchaser.  Upon receipt of such certification and request, the Purchaser or its designee shall within five (5) Business Days release the related Mortgage Loan Documents to the Servicer and the Servicer shall prepare and process any satisfaction or release.  With respect to any MERS Mortgage Loan, the Servicer is authorized to cause the removal from the registration on the MERS System of such Mortgage and to execute and deliver, on behalf of the Purchaser, any and all instruments of satisfaction or cancellation or of partial or full release.  No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Servicing Account.

In the event the Servicer satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Purchaser may have under the mortgage instruments, the Servicer, upon written demand, shall remit to the Purchaser the then unpaid principal balance of the related Mortgage Loan by deposit thereof in the Servicing Account.

From time to time and as appropriate for the servicing or foreclosure of the Mortgage Loan, including for the purpose of collection under any Primary Mortgage Insurance Policy or repurchase of any delinquent Mortgage Loan by the Guarantor pursuant to Section 3.06 of the Pooling Agreement, the Purchaser shall, upon request of the Servicer and delivery to the Purchaser or the Purchaser’s designee of a servicing receipt signed by a Servicing Officer, release or cause to be released the portion of the Mortgage File held by the Purchaser or its designee to the Servicer.  Such servicing receipt shall obligate the Servicer to return the related Mortgage documents to the Purchaser when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Servicing Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non judicially, and the Servicer has delivered to the Purchaser a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.  Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Purchaser to the Servicer.

Subsection 11.23. Servicing Compensation.

As compensation for its services hereunder, the Servicer shall be entitled to withdraw from the Servicing Account or to retain from interest payments on the Mortgage Loans the amounts provided for as the Servicer’s Servicing Fees.  Additional servicing compensation in the form of assumption fees, prepayment penalties, Prepayment Interest Excess and late payment charges or otherwise shall be retained by the Servicer to the extent not required to be deposited in the Servicing Account.  The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

Subsection 11.24. The Purchaser’s Right to Examine Servicer Records.

The Purchaser and the Guarantor shall have the right to examine and audit upon reasonable notice to the Servicer, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, documentation or other information of the Servicer, or held by another for the Servicer or on its behalf or otherwise, which relates to the performance or observance by the Servicer of the terms, covenants or conditions of this Agreement. The Servicer shall provide to the Purchaser, the Guarantor and any supervisory agents or examiners representing a state or federal governmental agency having jurisdiction over the Purchaser, including but not limited to OTS, FDIC and other similar entities, access to any documentation regarding the Mortgage Loans in the possession of the Servicer which may be required by any applicable regulations.  Such access shall be afforded without charge, upon reasonable request, during normal business hours and at the offices of the Servicer, and in accordance with the federal government, FDIC, OTS, or any other similar regulations.  Nothing in this Subsection 11.24 shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors, and the failure of the Servicer to provide access as provided in this Subsection 11.24 as a result of such obligation shall not constitute a breach of this Subsection 11.24.

Subsection 11.25. Target Performance Measures.

The Guarantor may establish specific target performance measures that all servicers are expected to achieve.  As these measures are established they will be incorporated into the Guide in various sections entitled “Performance Standards.”  The Servicer shall cooperate with the Guarantor in creating these performance measurements that will be developed and implemented in a mutually agreed upon manner.

Subsection 11.26. Prepayment Charges.

Notwithstanding anything in this Agreement to the contrary, in the event of a Principal Prepayment in full or in part of a Mortgage Loan, the Servicer may not waive any Prepayment Charge or portion thereof required by the terms of the related Mortgage Note unless (i) the Mortgage Loan is a defaulted Mortgage Loan, (ii) the related Mortgage Note has been accelerated by the holder thereof or by the Servicer or (iii) the enforceability is otherwise limited or prohibited by applicable law, including the Relief Act, in which case with respect to the foregoing clause (i), (ii) or (iii) the Servicer shall waive such prepayment charge.  Upon discovery by any party hereto of a breach of the foregoing, the party discovering the breach shall give prompt written notice to the other parties.  The Servicer will implement its policies and procedures relating to prepayment charges in a consistent manner for all borrowers, and will not impose a prepayment penalty for prepayments of accrued but unpaid interest that have been added to principal as a result of negative amortization.

Subsection 11.27. Servicing Matters Relating to the Relief Act.

The Servicer shall be familiar and comply with the Relief Act and state law as it applies to service members.  The difference between the Mortgage Interest Rate and rate cap is forgiven, not deferred.  To implement the rate cap, the Servicer shall apply it beginning with the first Due Date after the effective date of the service member’s active duty, and reinstate the contractual Mortgage Interest Rate beginning with the second Due Date after active duty terminates.

Relief requests are approved once the Servicer has received a copy (which may be faxed) of the service member’s military orders.  If a Mortgagor requests military relief other than interest rate relief, the Servicer shall notify the Purchaser and the Guarantor within 10 Business Days of receiving the request, including all relevant information along with a recommendation.  If the request is made after the effective date of active duty and the Servicer receives it within 180 days after the date active duty terminates, the rate cap may be retroactive to the payment due on the first Due Date after the effective date of active duty (but not to a date prior to the January 1, 2006 Due Date).  At the service member’s option, the Servicer shall credit the resulting amount to the Mortgage Loan’s unpaid principal balance or reduce monthly escrow installments, or refund it to the Mortgagor.

In addition, the Servicer shall:

(i)

waive all late charges resulting from payments deferred, restructured or rate-capped under the Relief Act;

(ii)

report a service member who is receiving military relief hereunder as “paying as agreed” to the credit repositories;

(iii)

maintain records in the Mortgage File of all communications with, and copies of all correspondence and documentation to or from, service members seeking relief under the Relief Act; and

(iv)

notify the Purchaser and the Guarantor using the monthly report in the form of Exhibit 11 required by Subsection 11.17 that the Mortgage Loan is receiving relief until it ends or until the Mortgage Loan is fully reinstated, paid off, or a workout is completed or a foreclosure sale is held or a deed-in-lieu of foreclosure is executed or, if a Mortgagor’s military relief interferes with a foreclosure, stating that such relief is in effect and the date it was granted.

Subsection 11.28. Prohibited Transactions and Activities.

In the event any minimum tax is imposed upon any REMIC hereunder pursuant to Sections 23153 and 24874 of the California Revenue and Taxation Code, such tax shall be paid by the Servicer without reimbursement from the Trust Fund.

SECTION 12.

Assignment.

CHL and Countrywide Servicing hereby acknowledge that the rights of the Purchaser under this Agreement will be assigned to GCA under a Mortgage Loan Purchase Agreement and by GCA to the Trust Fund under the Pooling Agreement, and agree that the Mortgage Loan Purchase Agreement and the Pooling Agreement each will be a valid assignment and assumption agreement or other assignment document and will constitute a valid assignment and assumption of the rights of the Purchaser under this Agreement to GCA, the Guarantor and the Trustee, on behalf of the Trust Fund, as applicable.  In addition, the Trust Fund has, or intends to, make a REMIC election.  CHL and Countrywide Servicing hereby consent to such assignment and assumption and acknowledge the Trust Fund’s REMIC election.

SECTION 13.

The Seller.

Subsection 13.01. Indemnification; Remedies.

(i)

The Seller shall indemnify the Purchaser, the Guarantor and each of the following parties participating in the Securitization Transaction: each sponsor and issuing entity; each Person responsible for the execution or filing of any report required to be filed with the Commission with respect to the Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to the Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers and employees of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

A.

(1) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification or other material provided under this Agreement by or on behalf of the Servicer, or provided under this Agreement by or on behalf of any Subservicer, Participating Entity or, if applicable, Third-Party Originator (collectively, the “Company Information”), or (2) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (2) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

B.

any failure by the Servicer, any Subservicer, any Participating Entity or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Agreement, including any failure by the Servicer to identify pursuant to Subsection 6.06(ii) any Participating Entity; or

C.

any breach by the Servicer of a representation or warranty set forth in Subsection 7.01A(viii) or in a writing furnished pursuant to Subsection  7.01A(ix) and made as of a date prior to the closing date of the Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Servicer of a representation or warranty in a writing furnished pursuant to Subsection 7.01A(ix)  to the extent made as of a date subsequent to such closing date.

In the case of any failure of performance described in clause (i)B. of this Section, the Seller shall promptly reimburse the Purchaser, the Depositor, as applicable, and each Person responsible for the execution or filing of any report required to be filed with the Commission with respect to the Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to the Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Company, any Subservicer, any Participating Entity or any Third-Party Originator.

(ii)

A.  Any failure by the Servicer, any Subservicer, any Participating Entity or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Agreement, which continues unremedied for three Business Days after receipt by the Servicer and the applicable Subservicer, Subcontractor, or Third-Party Originator of written notice of such failure from the Purchaser or Depositor shall, except as provided in clause B. of this paragraph, constitute an Event of Default with respect to the Servicer under this Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Servicer as servicer under this Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Servicer; provided, however, that it is understood that the Servicer shall remain entitled to receive reimbursement for all unreimbursed Monthly Advances and Servicing Advances made by the Servicer under this Agreement. Notwithstanding anything to the contrary set forth herein, to the extent that any provision of this Agreement expressly provides for the survival of certain rights or obligations following termination of the Servicer as servicer, such provision shall be given effect.

B.  Any failure by the Company, any Subservicer or any Participating Entity to deliver any information, report, certification or accountants’ letter when and as required under Subsection  6.04 or 6.05, including any failure by the Servicer to identify a Participating Entity, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered shall constitute an Event of Default with respect to the Servicer under this Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Servicer as servicer under this Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Servicer; provided, however, that it is understood that the Servicer shall remain entitled to receive reimbursement for all unreimbursed Monthly Advances and Servicing Advances made by the Servicer under this Agreement. Notwithstanding anything to the contrary set forth herein, to the extent that any provision of this Agreement expressly provides for the survival of certain rights or obligations following termination of the Servicer as servicer, such provision shall be given effect.

C.  The Servicer shall promptly reimburse the Trustee and the Depositor, as applicable, for all reasonable expenses incurred by the Trustee or the Depositor as such are incurred, in connection with the termination of the Servicer as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Servicer, the Trustee or the Depositor may have under other provisions of this Agreement and/or the Pooling Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

(iii)

The Purchaser agrees to indemnify and hold harmless the Seller and the Servicer, each Person who controls the Seller and/or the Servicer (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the present and former directors, officers and employees of each of the foregoing from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in any filing with the Commission with respect to the Securitization Transaction or the omission or alleged omission to state in any filing with the Commission with respect to the Securitization Transaction a material fact required to be stated or necessary to be stated in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement, alleged untrue statement, omission, or alleged omission relates to any filing with the Commission with respect to the Securitization Transaction other than the Company Information.

Notwithstanding any other provision of this Agreement, the Servicer shall seek the consent of the Purchaser and the Guarantor for the utilization of all Subservicers and Participating Entities, when required by and in accordance with the terms of this Agreement.

Subsection 13.02. Additional Indemnification by CHL; Third Party Claims.

CHL and the Servicer shall indemnify each of the Purchaser and the Guarantor and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser or the Guarantor may sustain in any way by reason of CHL’s or the Servicer’s, as the case may be, willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder.  CHL, the Servicer and any director, officer, employee or agent of CHL or the Servicer shall be indemnified by the Purchaser and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the securities issued in the Securitization Transaction, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder; provided, however, that any reimbursement to CHL and/or the Servicer and/or any director, officer, employee or agent thereof shall only be made from the Servicing Account subject to and as provided in Section 11.05(ix), and any amount reimbursable in excess of the annual limit specified in Section 11.05(ix) shall only be reimbursable to CHL and/or the Servicer and/or any director, officer, employee or agent thereof pursuant to Section 5.01(a)(i)(E) or 5.01(a)(v) of the Pooling Agreement.  Each party to this Agreement shall immediately notify the other if a claim is made upon such party by a third party with respect to this Agreement or the Mortgage Loans.  Upon the prior written consent of the Purchaser and the Guarantor, which consent shall not be unreasonably withheld, the Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim.  The Purchaser promptly shall reimburse the Servicer for all amounts advanced by it pursuant to the preceding sentence except when the claim is related to the failure of the Servicer to service and administer the Mortgage Loans in compliance with the terms of this Agreement.

Subsection 13.03. Merger or Consolidation of the Servicer.

The Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution whose deposits are insured by FDIC or a company whose business is the origination and servicing of mortgage loans, unless otherwise consented to by the Purchaser, which consent shall not be unreasonably withheld, shall be qualified to service mortgage loans on behalf of FHLMC and shall satisfy the requirements of Section 16 with respect to the qualifications of a successor to the Servicer.

Subsection 13.04. Limitation on Liability of CHL, the Servicer and Others.

Neither CHL nor the Servicer nor any of the officers, employees or agents of CHL or the Servicer shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect CHL or the Servicer or any such person against any breach of warranties or representations made herein, or which would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.  CHL and the Servicer and any officer, employee or agent of CHL or the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  Notwithstanding anything to the contrary contained in this Agreement, unless one or more Events of Default by the Servicer shall occur and shall not have been remedied within the time limits set forth in Section 14 of this Agreement, the Purchaser shall not record or cause to be recorded an Assignment of Mortgage with the recording office.  To the extent the Purchaser records with the recording office as permitted herein an Assignment of Mortgage which designates the Purchaser as the holder of record of the Mortgage, the Purchaser agrees that it shall (i) provide the Servicer with immediate notice of any action with respect to the Mortgage or the related Mortgaged Property and ensure that the Investor Accounting Department at the Servicer receives such notice; and (ii) immediately complete, sign and return to the Servicer any document reasonably requested by the Servicer to comply with its servicing obligations, including without limitation, any instrument required to release the Mortgage upon payment in full of the obligation or take any other action reasonably required by the Servicer.  the Purchaser further agrees that neither CHL nor the Servicer shall have any liability for the Purchaser’s failure to comply with clauses (i) or (ii) in the foregoing sentence.  The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that the Servicer may, with the consent of the Purchaser and the Guarantor, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto.  In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Purchaser will be liable, the Servicer shall be entitled to be reimbursed therefor from the Purchaser upon written demand.

Subsection 13.05. Servicer Not to Resign.

The Servicer shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer, the Guarantor and the Trustee or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer.  Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Guarantor which Opinion of Counsel shall be in form and substance acceptable to the Trustee and the Guarantor.  No such resignation shall become effective until a successor shall have assumed the Servicer’s responsibilities and obligations hereunder in the manner provided in Section 16.

Subsection 13.06. No Transfer of Servicing.

With respect to the retention of the Servicer to service the Mortgage Loans hereunder, the Servicer acknowledges that the Purchaser has acted in reliance upon the Servicer’s independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof.  Without in any way limiting the generality of this Section, the Servicer shall not either assign this Agreement or the servicing hereunder or delegate a substantial portion of its rights or duties hereunder, or sell or otherwise dispose of all or substantially all of its property or assets, without (i) the prior written approval of the Purchaser and the Guarantor, which consent will not be unreasonably withheld, and (ii) consent of each Rating Agency, as evidenced by a letter from each such Rating Agency as set forth in Section 16; provided, however, that the Servicer may, with prior notice but without the Purchaser’s and the Guarantor’s consent, assign its rights and obligations as servicer hereunder to an entity if (i) such entity is directly or indirectly owned or controlled by CHL or the Servicer, (ii) such entity shall be qualified to service mortgage loans on behalf of FHLMC and shall satisfy the requirements of Section 16 with respect to the qualifications of a successor to the Servicer, and (iii) CHL or the Servicer guaranties the performance by such entity of all obligations hereunder.

SECTION 14.

Default.

Subsection 14.01. Events of Default.

In case one or more of the following Events of Default by the Servicer shall occur and be continuing:

(i)

any failure of the Servicer to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of one (1) Business Day after the date upon which written notice of such failure shall have been given to the Servicer; or

(ii)

subject to clause (ix) of this Subsection 14.01, failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement which continues unremedied for a period of 30 days (or 60 days so long as the Servicer is diligently pursuing a remedy as set forth in an Officer’s Certificate of the Servicer delivered to the Purchaser and the Guarantor) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Purchaser or by the Custodian; or

(iii)

a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

(iv)

the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

(v)

the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi)

failure by the Servicer to conform to the applicable servicing provisions of the Guide; or

(vii)

any failure by the Servicer to duly perform, within the required time period, its obligations to provide any certifications under Subsections 6.04 and 6.05 of this Agreement, which failure continues unremedied for a period of ten (10) days;

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Purchaser, with the consent of the Guarantor, by notice in writing to the Servicer may, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof.  The Guarantor also shall be entitled to terminate all of the rights and obligations of the Servicer under this Agreement to the same extent as the Purchaser.  On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 16.  Upon written request from the Purchaser, the Servicer shall prepare, execute and deliver any and all documents and other instruments, place in such successor’s possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Servicer’s sole expense.  The Servicer agrees to cooperate with the Trustee and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Servicing Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Subsection 14.02. Waiver of Defaults.

The Guarantor and the Certificate Insurer jointly may waive any default by the Servicer in the performance of its obligations hereunder and its consequences.  Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  In the event of a Certificate Insurer Default or if the Certificate Insurer has a financial enhancement rating of less than”A-” FROM Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and “A3” from Moody’s, the Guarantor shall have the sole right to waive any default.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

SECTION 15.

Termination.

Subsection 15.01. Termination.

The respective obligations and responsibilities of the Servicer shall terminate upon the: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of all REO Property and the remittance of all funds due hereunder; (ii) the purchase by the Servicer of all outstanding Mortgage Loans and REO Property according to the procedure and at the price provided in the Securitization Transaction; or (iii) in accordance with Section 13.05.

Subsection 15.02. Termination Without Cause.

Each of the Purchaser and the Guarantor may, at its sole option, terminate any rights the Servicer may have hereunder, without cause, effective immediately upon notice.  Any such notice of termination shall be in writing and delivered to the Servicer as provided in Section 16 of this Agreement.  In the event of such termination, the Servicer shall be entitled to the Termination Fee.  The obligation to pay the Termination Fee is conditioned upon the Servicer fulfilling any and all outstanding obligations under this Agreement.  If the Servicer fails to fulfill such obligations, the Purchaser or the Guarantor will offset the amount of any outstanding obligations of the Servicer against the Termination Fee.

The payment to the Servicer of the Termination Fee will constitute the entire compensation payable to the Servicer in consideration of the termination of servicing.  The Servicer shall not be entitled to any additional compensation from the Guarantor or the Purchaser for any reason or cause relating to any consequential, incidental or indirect damages arising out of, or in connection with, the termination of servicing.

Notwithstanding any termination of the Servicer hereunder, the Servicer shall be entitled to receive, out of any late collection of a Monthly Payment on a Mortgage Loan which was due prior to the notice terminating such Servicer’s rights and obligations as Servicer hereunder and received after such notice, that portion thereof to which such Servicer would have been entitled pursuant to Section 11.05, and any other amounts payable to such Servicer hereunder the entitlement to which arose prior to the termination of its activities under this Agreement.

SECTION 16.

Successor to the Servicer.

Upon termination of Servicer’s responsibilities and duties under this Agreement pursuant to Subsection 14.01 or Section 15, the Purchaser shall, in accordance with the Pooling Agreement, (i) succeed to and assume all of the Servicer’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having a net worth of not less than $15,000,000 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement prior to the termination of Servicer’s responsibilities, duties and liabilities under this Agreement. Any successor to the Servicer shall be a FHLMC-approved servicer and shall be subject to the approval of the Guarantor and each Rating Agency, as evidenced by a letter from each such Rating Agency delivered to the Purchaser that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the securities issued under the Securitization Transaction. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement. In the event that the Servicer’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned Sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor.  The resignation or removal of Servicer pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to this Section and shall in no event relieve the Servicer of the representations and warranties made pursuant to Subsection 7.01A and the remedies available to the Purchaser thereunder, it being understood and agreed that the provisions of such Subsection 7.01A shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Purchaser an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement and the Custodial Agreement.  In connection with any such resignation or removal of Servicer, either (i) the successor shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii) the Servicer shall cooperate with such successor in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS System to the successor servicer. The Servicer shall file or cause to be filed any such assignment in the appropriate recording office.  The Successor Servicer shall cause such assignment to be delivered to the Custodian promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.   Any termination of this Agreement pursuant to Subsection 13.04, 14.01, 15.01, or 15.02 shall not affect any claims that the Purchaser may have against the Servicer arising prior to any such termination or resignation.

The Servicer shall timely deliver to the successor the funds in the Servicing Account and the Escrow Account and the Mortgage Files and related documents and statements held by it hereunder and the Servicer shall account for all funds.  The Servicer shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.  The successor shall make arrangements at the time of transfer of the servicing responsibilities to the successor servicer to reimburse the Servicer for amounts the Servicer actually expended pursuant to this Agreement (provided that the Servicer shall provide the successor servicer with written evidence of such amounts) which the successor is entitled to retain hereunder and which would otherwise have been recovered by the Servicer pursuant to this Agreement but for the appointment of the successor servicer.

Upon a successor’s acceptance of appointment as such, the Servicer shall notify by mail the Trustee of such appointment.

Except as otherwise provided in this Section 16, all reasonable costs and expenses incurred in connection with any transfer of servicing hereunder (as a result of termination for cause under Subsection 14.01 or resignation of the Servicer), including, without limitation, the costs and expenses of the Purchaser or any other Person in appointing a successor servicer, or of the Purchaser in assuming the responsibilities of the Servicer hereunder, or of transferring the Servicing Files and the other necessary data, including the completion, correction or manipulation of such servicing data as may be required to correct any errors or insufficiencies in the servicing data, to the successor servicer shall be paid by the terminated or resigning Servicer from its own funds without reimbursement.  Notwithstanding any of the foregoing, all reasonable costs and expenses incurred in connection with any transfer of servicing pursuant to Subsection 15.02 shall be paid by the Purchaser.

SECTION 17.

[Reserved].

SECTION 18.

 [Reserved.]

SECTION 19.

Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, postage prepaid, and return receipt requested, or, if by other means, when received by the other party at the address as follows:

(i)

if to CHL:

Countrywide Home Loans, Inc.

4500 Park Granada,

Calabasas, California  91302

Attn:  Celia Coulter

(ii)

if to the Purchaser:

Greenwich Capital Financial Products, Inc.

600 Steamboat Road

Greenwich, Connecticut 06830

Attn:  Mortgage Finance; Structured Transactions

(iii)

if to the Servicer:

Countrywide Home Loans Servicing LP

400 Countrywide Way

Simi Valley, California  93065

Attn:  Mark Wong

(iv)

if to the Guarantor:

Federal Home Loan Mortgage Corporation

8200 Jones Branch Drive

McLean, Virginia  22102

Attn:  Gary Kain, Senior Vice President,

Mortgage Investments and Structuring, MS D4B

and Robert Bostrom, Executive Vice President &

General Counsel, MS 200, with a telecopy to 703.903.2326

or such other address as may hereafter be furnished to the other party by like notice.  Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

SECTION 20.

Severability Clause.

Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction.   To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.  If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

SECTION 21.

Counterparts.

This Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

SECTION 22.

Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 23.

Intention of the Parties.

It is the intention of the parties that the Purchaser is purchasing, and CHL is selling the Mortgage Loans and not a debt instrument of CHL or another security.  Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes as a sale by CHL, and a purchase by the Purchaser, of the Mortgage Loans.  The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the Federal income tax consequences of owning the Mortgage Loans and CHL shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

SECTION 24.

Intent of the Parties; Reasonableness.

The Purchaser and the Servicer acknowledge and agree that the purpose of Subsections 6.03, 6.04, 6.05 and 6.06 of this Agreement is to facilitate compliance by the Purchaser and the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Neither the Purchaser nor the Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder. The Servicer acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, and agrees to negotiate in good faith with the Purchaser or the Depositor with regard to any reasonable requests for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with the Securitization Transaction, the Servicer shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and the Depositor, any and all statements, reports, certifications, records and any other information necessary to permit the Purchaser or the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer, any Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans necessary in order to effect such compliance.

SECTION 25.

Successors and Assigns; Assignment of Purchase Agreement.

This Agreement shall bind and inure to the benefit of and be enforceable by CHL and the Purchaser and the respective permitted successors and assigns of CHL and the successors and assigns of the Purchaser.  This Agreement shall not be assigned, pledged or hypothecated by CHL to a third party without the prior written consent of GCA, the Trustee, the Guarantor and each Rating Agency.

SECTION 26.

Waivers.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

SECTION 27.

Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

SECTION 28.

General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)

the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)

accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)

references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other Subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)

reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)

the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f)

the term “include” or “including” shall mean without limitation by reason of enumeration.

SECTION 29.

Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro card, miniature photographic or other similar process.   The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  The Purchaser, upon request of Seller, shall use its best efforts to deliver, or cause to be delivered, a computer disk containing this Agreement to CHL if such disk is readily accessible to the Purchaser or its counsel.

SECTION 30.

Further Agreements.

CHL and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

SECTION 31.

Rights and Obligations of the Guarantor.

Notwithstanding anything to the contrary contained in this Agreement, the Guarantor shall not be entitled to exercise any of its rights under this Agreement unless and until the Securitization Transaction has occurred.

SECTION 32.

Recordation of Assignments of Mortgage.

To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Purchaser’s expense in accordance with Section 10 hereof in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option.

SECTION 33.

Recordation of Agreement.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by CHL at the Purchaser’s expense on direction of the Purchaser accompanied by an Opinion of Counsel, also prepared at the Purchaser’s expense, to the effect that such recordation materially and beneficially affects the interest of the Purchaser or is necessary for the administration or servicing of the Mortgage Loans.

SECTION 34.

Conflict with Purchase Price and Terms Letter.

In the event of any conflict or ambiguity between the terms and provisions of this Agreement and the Purchase Price and Terms Letter, the Purchase Price and Terms Letter shall control and be binding upon the Purchaser and CHL.

SECTION 35.

No Solicitation.

From and after the Closing Date, CHL hereby agrees that CHL will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors or independent mortgage brokerage companies on CHL’s behalf, by telephone or mail, solicit the Mortgagor under any Mortgage Loan for the purpose of refinancing such Mortgage Loan; provided, that CHL may solicit any Mortgagor for whom CHL or its affiliates have received a request for verification of mortgage, a request for demand for payoff, a Mortgagor-initiated written or verbal communication indicating a desire to prepay the related Mortgage Loan, or the Mortgagor initiates a title search; provided, further, it is understood and agreed that promotions undertaken by CHL or any of its affiliates which (i) concern optional insurance products or other additional products or (ii) are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation nor is CHL prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or an agent of a Mortgagor.  Notwithstanding the foregoing, the following solicitations, if undertaken by CHL or any affiliate of CHL, shall not be prohibited:  (i) solicitations that are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists and newspaper, radio, television and other mass media advertisements and (ii) borrower messages included on, and statement inserts provided with, the monthly statements sent to mortgagors; provided, however, that similar messages and inserts are sent to the borrowers of other mortgage loans serviced by CHL or any affiliate of CHL.  CHL and its affiliates may not segregate mortgages in its own portfolio from the Mortgage Loans for different treatment in terms of refinance, advertising, offers or practices.

SECTION 36.

Amendment.

This Agreement may be amended only by written agreement signed by CHL, the Servicer and the Purchaser and, if the Securitization Transaction is consummated, the Trustee and the Guarantor.  The party requesting such amendment shall, at its own expense, provide GCA, the Guarantor and the Trustee with an Opinion of Counsel that (i) such amendment is permitted under the terms of this Agreement, (ii) the Servicer has complied with all applicable requirements of this Agreement, and (iii) such Amendment will not materially adversely affect the interest of the Purchaser and, if the Securitization Transaction is consummated, the Guarantor, in the Mortgage Loans.

SECTION 37.

Intended Third Party Beneficiaries.

Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that, following the consummation of the Securitization Transaction, the Trustee, the Depositor and the Certificate Insurer each receive the benefit of the provisions of this Agreement as an intended third party beneficiary of this Agreement to the extent of such provisions.  The Servicer shall have the same obligations to the Trustee, the Depositor and the Certificate Insurer as if the Trustee and the Depositor were each a party to this Agreement, and the Trustee, the Depositor and the Certificate Insurer each shall have the same rights and remedies to enforce the provisions of this Agreement as if it were a party to this Agreement.  Notwithstanding the foregoing, all rights and obligations of the Trustee, the Depositor and the Certificate Insurer hereunder (other than the right to indemnification and the indemnification obligations, as applicable) shall terminate upon termination of the Trust Fund pursuant to the Pooling Agreement and cancellation and surrender of the certificate insurance policy.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, CHL, Countrywide Servicing, the Guarantor and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

GREENWICH CAPITAL FINANCIAL

PRODUCTS, INC.

(Purchaser)

By: /s/ Vinu Phillips

Name:

Vinu Phillips

Title:

Senior Vice President

COUNTRYWIDE HOME LOANS, INC.

(Seller)

By:     /s/ Darren Bigby

Name:

Darren Bigby

Title:

Senior Vice President

COUNTRYWIDE HOME LOANS

SERVICING LP

By: Countrywide GP, Inc., its General Partner

By:     /s/ Darren Bigby

Name:

Darren Bigby

Title:

Senior Vice President

FEDERAL HOME LOAN MORTGAGE

CORPORATION,

  as Guarantor

By:  /s/ Michael Aneiro

Name:

Michael Aneiro

Title:

Vice President, Non-Agency Portfolio

Management

STATE OF CONNECTICUT

)

                                                )ss.:

COUNTY OF FAIRFIELD

)

On the ____ day of ________, 200_ before me, a notary public in and for said State, appeared _______________________, personally known to me on the basis of satisfactory evidence to be a ____________________ of Greenwich Capital Financial Products, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF                             )

                                                )ss.:

COUNTY OF                         )

On the __ day of _______, 200_ before me, a Notary Public in and for said State, personally appeared __________, known to me to be ______________ of Countrywide Home Loans, Inc., the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public

My Commission expires

STATE OF                             )

                                                )ss.:

COUNTY OF                         )

On the __ day of _______, 200_ before me, a Notary Public in and for said State, personally appeared __________, known to me to be the general partner of Countrywide Home Loans Servicing LP, the limited partnership that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public

My Commission expires

STATE OF                             )

                                                )ss.:

COUNTY OF                         )

On the __ day of _______, 200_ before me, a Notary Public in and for said State, personally appeared __________, known to me to be ______________ of Federal Home Loan Mortgage Corporation, the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public

My Commission expires

EXHIBIT 1

SELLER’S OFFICER’S CERTIFICATE

I, ____________________, hereby certify that I am the duly elected Vice President of Countrywide Home Loans, Inc., a New York corporation (the “Seller”), and further certify, on behalf of CHL as follows:

1.

Attached hereto as Attachment I are a true and correct copy of the Certificate of Incorporation and by laws of CHL as are in full force and effect on the date hereof.  No event has occurred since __________, 200_ which has affected the good standing of CHL under the laws of the State of New York.

2.

No proceedings looking toward merger, liquidation, dissolution or bankruptcy of CHL are pending or contemplated.

3.

Each person who, as an officer or attorney in fact of CHL, signed (a) the Mortgage Loan Purchase and Servicing Agreement (the “Purchase Agreement”), dated as of February 1, 2006, by and between CHL and Greenwich Capital Financial Products, Inc. (“the Purchaser”); (b) the Purchase Price and Terms Letter (the “Terms Letter”), dated _______, 200__, between CHL and the Purchaser; and (c) any other document delivered prior hereto or on the date hereof in connection with the sale and servicing of the Mortgage Loans in accordance with the Purchase Agreement and the Terms Letter was, at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer or attorney in fact, and the signatures of such persons appearing on such documents are their genuine signatures.

4.

Attached hereto as Attachment II is a true and correct copy of the resolutions duly adopted by the board of directors of CHL on ____________ ___, 200_ (the “Resolutions”) with respect to the authorization and approval of the sale and servicing of the Mortgage Loans; said Resolutions have not been amended, modified, annulled or revoked and are in full force and effect on the date hereof.

5.

All of the representations and warranties of CHL contained in Subsections 7.01 and 7.02 of the Purchase Agreement were true and correct in all material respects as of the date of the Purchase Agreement and are true and correct in all material respects as of the date hereof.

6.

CHL has performed all of its duties and has satisfied all the material conditions on its part to be performed or satisfied prior to the Closing Date pursuant to the Purchase Agreement.

All capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Purchase Agreement.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of CHL.

Dated:

[Seal]

COUNTRYWIDE HOME LOANS, INC.

By:

Name:

Title:

Vice President

I, __________________________, Secretary of Countrywide Home Loans, Inc., hereby certify that ____________ is the duly elected, qualified and acting Vice President of CHL and that the signature appearing above is his genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:

[Seal]

COUNTRYWIDE HOME LOANS, INC.

By:

Name:

Title:

[Assistant] Secretary

EXHIBIT 2

[RESERVED]

EXHIBIT 3

SECURITY RELEASE CERTIFICATION

I.

Release of Security Interest

                             , duly authorized as collateral agent for the lenders from time to time participating in that certain Amended and Restated Mortgage Loan Warehousing Agreement, dated as of              , 200_, with                                         as agent, as amended from time to time (the “Warehousing Agreement”), to relinquish any and all right, title and interest it may have as collateral agent in the mortgage loans described in Exhibit A attached hereto (the  “Mortgage Loans”), hereby relinquishes any and all right, title and interest it may have as collateral agent in and to the Mortgage Loans upon purchase thereof by the Purchaser from CHL named below pursuant to that certain Mortgage Loan Purchase and Servicing Agreement, dated as of February 1, 2006, as of the date and time of receipt by                , as funding bank under the Warehousing Agreement, of $_______________ for such Mortgage Loans (the “Date and Time of Sale”), and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to CHL named below or its designees as of the Date and Time of Sale.

Name and Address of Financial Institution

(Name)

(Address)

By:

II.

Certification of Release

CHL named below hereby certifies to the Purchaser that, as of the Date and Time of Sale of the above mentioned Mortgage Loans to the Purchaser, the security interests in the Mortgage Loans released by the above named corporation comprise all security interests relating to or affecting any and all such Mortgage Loans.  CHL warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.

COUNTRYWIDE HOME LOANS, INC.

Seller

By:

Name:

Title:

EXHIBIT 4

[RESERVED]

EXHIBIT 5

CONTENTS OF EACH MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items as required by the applicable Mortgage Loan documentation style, which shall be available for inspection by the Purchaser and which shall be retained by CHL or delivered to the Custodian pursuant to Section 2 of the Custodial Agreement:

1.

The original Mortgage Note endorsed by manual or facsimile signature in blank in the following form:  “Pay to the order of ___________, without recourse” with all intervening endorsements showing a complete chain of endorsements from the originator to the person endorsing the Mortgage Note or, with respect to a Mortgage Note that has been lost or destroyed and has not been replaced, a lost note affidavit stating that the original Mortgage Note has been lost or destroyed, together with a copy of such Mortgage Note and all intervening endorsements;

2.

In the case of each Mortgage Loan that is not a MERS Mortgage Loan, a duly executed Assignment of Mortgage, from CHL in blank, which assignment shall be in form and substance acceptable for recording;

3.

For each Mortgage Loan that is not a MERS Mortgage Loan, the original recorded Mortgage  or a copy thereof and in the case of each MERS Mortgage Loan, the original Mortgage or a copy thereof, noting the presence of the MIN for that Mortgage Loan and either language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, or if such Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment to MERS, with evidence of recording thereon. If in connection with any Mortgage Loan, CHL has not delivered or caused to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, CHL shall deliver or cause to be delivered to the Purchaser or the Purchaser’s designee, (a) in the case of a delay caused by the public recording office, a copy of such Mortgage certified by CHL to be a true and complete copy of the original recorded Mortgage and (b) in the case where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

4.

The original policy of title insurance or a copy thereof or a printout of the electronic equivalent and all riders thereto; if the policy has not yet been issued, such title insurance policy shall be delivered to the Purchaser or its designee promptly upon receipt thereof by CHL but in no event later than the time specified below;

5.

Recorded originals of any intervening assignments, showing a complete chain of title from the originator to CHL (or to MERS, if the Mortgage Loan is registered on the MERS System), with evidence of recording thereon;

6.

Originals or copies of each assumption, modification, written assurance or substitution of liability agreement, if any;

7.

The original of each guarantee executed in connection with the Mortgage Note, if any;

8.

The original Primary Mortgage Insurance Policy, if the Loan-to-Value Ratio indicated on the Mortgage Loan Schedule exceeds 80%, or if the Mortgage was processed with the insurer of such Primary Mortgage Insurance Policy via electronic data interchange, CHL shall provide in lieu of the original Primary Mortgage Insurance Policy a printout of CHL’s primary insurance servicing screen which indicates information including (but not limited to) the name of the insurer of such Primary Mortgage Insurance Policy and the certificate number of the Primary Mortgage Insurance Policy, if any; and

9.

If the Mortgage Note, the Mortgage, any Assignment of Mortgage or any other related document has been signed by a Person on behalf of the Mortgagor, the original power of attorney or other instrument that authorized and empowered such Person to sign.

10.

Copy of survey of the Mortgaged Property.

11.

Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, homes association declarations, etc.

12.

Original hazard insurance policy and, if required by law, flood insurance policy, with extended coverage of the hazard insurance policy.

13.

Mortgage Loan closing statement.

14.

Residential loan application, signed by the related Mortgagor.

15.

Verification of employment and income, depending upon the documentation program under which the Mortgage Loan was originated.

16.

Verification of source and amount of downpayment.

17.

Credit report on the Mortgagor.

18.

Residential appraisal report and attachments thereto.

19.

Photograph of the property including front, back and street scene.

20.

Photograph of comparable properties.

21.

Executed disclosure statement required by applicable law.

22.

Tax receipts, insurance premium receipts, ledger sheets, payment records, insurance claim files and correspondence, correspondence, current and historical computerized data files, underwriting standards used for origination and all other papers and records developed or originated by CHL or others, required to qualify the Mortgage Loan.

23.

If available, termite report, structural engineer’s report, water potability and septic certification.

24.

Sales contract, if applicable.

25.

Amortization schedule, if available.

26.

Seller shall provide the Purchaser and the Guarantor with the payment history for any Mortgage Loans if requested by the Purchaser or the Guarantor.

27.

The original power of attorney or a copy thereof, if any, certified by an authorized officer of CHL, for any document described above which is delivered to the Custodian.

28.

A written commitment or interim binder or preliminary report of title issued by the title insurance company dated as of the date the Mortgage Loan was funded.

In addition, in connection with the assignment of any MERS Mortgage Loan, CHL has caused the MERS System to indicate that such Mortgage Loans have been assigned by CHL to the Purchaser in accordance with this Agreement by including in such computer files the information required by the MERS System to identify the Purchaser and the series in which such Mortgage Loans were sold. CHL has not and agrees that it will not alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

If pursuant to the foregoing provisions CHL repurchases a Mortgage Loan that is a MERS Mortgage Loan, CHL shall either (i) cause MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to CHL and shall cause such Mortgage to be removed from registration on the MERS System in accordance with MERS’ rules and regulations or (ii) cause MERS to designate on the MERS System CHL or its designee as the beneficial holder of such Mortgage Loan.

In the event that any of the documents listed in paragraph 3 to 7 inclusive have not been delivered and released to the Purchaser or its designee (the “Missing Documents”) within ten (10) Business Days of the initial purchase of a Mortgage Loan by either the Purchaser or its predecessor in interest (the “Delivery Date”), then CHL shall use its best efforts to deliver the recordable Missing Documents to the Purchaser or its designee within eighteen (18) months following the related Delivery Date and non recordable Missing Documents within one hundred and twenty (120) days of the related Delivery Date.  After CHL concludes that it will not be able to deliver the Missing Documents to the Purchaser or its designee, but in no event later than eighteen (18) months following the related Delivery Date for recordable Missing Documents and one hundred and twenty (120) days for non recordable Missing Documents, CHL shall notify the Purchaser and upon written request from the Purchaser the related Mortgage Loan shall be repurchased by CHL at the price and in the manner specified in Subsection 7.03.

EXHIBIT 6

[RESERVED]

EXHIBIT 7

[RESERVED]

EXHIBIT 8

[RESERVED]

EXHIBIT 9

SERVICING ADDENDUM

EXHIBIT 10

REO STATUS REPORT

Exhibit C—REO Tracking Report

Loan number	Freddie Mac assigned loan number
Address	Property street address
City	Property city
State	Property state
Zip	Property zip code
County	Property county
Status

Asset disposition process status.  This can be in whatever terms the outsourcer is familiar with, as long as we get some indicator of the status of the disposition process.  The statuses "in redemption", "new acquisition", "completing eviction", "completing evaluation of property", "listed", "under contract", "awaiting sale proceeds", and "sale complete" are good examples of what we are looking for.

date authorized to outsourcer	Date asset received by outsourcer
property condition certificate completed	Date the property condition certificate was completed
property type	Property type (i.e. Single Family, Multifamily 2-4, Manufactured Housing, etc)
units involved	Number of units; for example, Single Family would be "1", Multifamily could be "2", "3", or "4"
Listing broker name	Listing broker name
Listing broker address	Listing broker address
Listing broker city	Listing broker city
Listing broker state	Listing broker state
Listing broker phone	Listing broker phone
occupancy status	Occupancy status of property
outsourcer's identifier for the asset	Outsourcer asset id or tracking number
UPB	Unpaid principle balance
date title ordered	Date title ordered
date title complete	Date title complete
simple/complex title issues	Flag or indicator identifying assets with complex title issues
Eviction start date	Date eviction process started
eviction cancel date	Date eviction cancelled
eviction complete date	Date eviction process complete
Evic atty info	Eviction attorney information
Date property secured	Date property secured
Date listing broker value ordered	Date listing broker value ordered
Date listing broker value received	Date listing broker value received
Date second value ordered	Date second value ordered
Date second value received	Date second value received
as-is values	As-is value provided by all sources used in evaluation of property (we always require at least two values, so we would have two as-is estimates).
repaired values	As-repaired value provided by all sources used in evaluation of property (we always require two values, so we would have two as-repaired estimates).
total repair expenses	Repair expenses incurred on the property
initial list price	Original price property is listed for
initial list date	Original date of property listing
current list price	Current price property is listed for
listing expiration date	Date current listing expires
MI proceeds received	Primary mortgage insurance proceeds received on property
Rental proceeds received	Rental proceeds received on property
contract execute date	Date contract executed on sale of property
scheduled close date	Date sale is scheduled to close
actual close date	Actual close date
proceeds received amount	Amount of proceeds received at disposition (i.e. sales proceeds or repurchase proceeds in the case of a repurchase of the asset)
gross Sales price	Gross Sales Price
proceeds received date	Date proceeds received
broker commissions	Broker commissions paid at closing
HUD expenses	Total HUD expenses
Buyer info ( fname, lname, etc)	Buyer information
capital repair expenses	Total would be a portion of the total repair expenses above, but would characterize only those repairs that increased the value of the property
servicer contact info (address, phone, etc)	Servicer information
type of financing	Type of financing on sale
environmental issues with property	Free-form field for comments regarding environmental issues discovered with the property - like mold, lead paint, etc.
hazard claim date	Date hazard claim filed
hazard claim complete date	Date hazard proceeds received
hazard claim proceeds	Amount of hazard proceeds received
other proceeds	Amount of any other proceeds received besides those listed above (disposition proceeds, rental, mortgage insurance, hazard) - intent is to ensure capture of all funds received related to the property
Accounting/Reimbursement Data
Data field	Description
(for any expenses paid or reimbursed related to the property)
Vendor name	Name of vendor paid
Tax ID/SSN	Vendor tax id/ssn
Amount	Amount paid
To/From Service dates	To and from dates for service provided (i.e. a utility bill would be from X date to X date)
acct description	Description of type of expense paid (i.e. utility, yard maintenance)
date paid	Date paid

EXHIBIT 11

FORM OF MONTHLY REMITTANCE ADVICE

EXHIBIT 12

MORTGAGE LOAN SCHEDULE

EXHIBIT 13

FORM OF BACK-UP CERTIFICATION

I, [identify certifying individual], certify to the [Initial Purchaser], [Mortgage Loan Seller] [Depositor], [Trustee], [Securities Administrator] or [Servicer] [i.e. THE PARTY EXECUTING THE CERTIFICATION REQUIRED UNDER SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002] that:

(i)

Based on my knowledge, the information in the annual statement of compliance, the annual independent public accountant’s servicing report and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans conducted by Countrywide Servicing taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

(ii)

The servicing information required to be provided by Countrywide Servicing under this Servicing Agreement has been provided to the Initial Purchaser and the Servicer;

(iii)

I am responsible for reviewing the activities performed by Countrywide Servicing under the Agreement and based upon the review required by the Agreement, and except as disclosed in the Annual Statement of Compliance or the Annual Independent Public Accountant’s Servicing Report, Countrywide Servicing has, as of the date of this certification fulfilled its obligations under the Agreement; and

(iv)

Such officer has disclosed to the Initial Purchaser and the Servicer all significant deficiencies relating to Countrywide Servicing’s compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Servicing Agreement.

EXHIBIT 14

FORM OF ANNUAL CERTIFICATION

Re:

The [

] agreement dated as of [     ], 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, _________________, the _________ of Countrywide Home Loans Servicing LP (Countrywide Servicing”), certify to [the Purchaser], [the Depositor], [Servicer], [Securities Administrator] or [Trustee], and  its officers, with the knowledge and intent that they will rely upon this certification, that:

(1)     I have reviewed the servicer compliance statement of Countrywide Servicing provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of Countrywide Servicing’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by Countrywide Servicing during 200[ ] that were delivered by Countrywide Servicing to the [Depositor] [Servicer] [Securities Administrator] or [Trustee] pursuant to the Agreement (collectively, the “Company Servicing Information”);

     Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

     Based on my knowledge, all of the Company Servicing Information required to be provided by Countrywide Servicing under the Agreement has been provided to the [Depositor] [Servicer] [Securities Administrator] or [Trustee];

     I am responsible for reviewing the activities performed by Countrywide Servicing as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, Countrywide Servicing has fulfilled its obligations under the Agreement; and

[Intentionally Left Blank]

     The Compliance Statement required to be delivered by Countrywide Servicing pursuant to this Agreement, and the Servicing Assessment and Attestation Report required to be provided by Countrywide Servicing and by each Subservicer and Participating Entity pursuant to the Agreement, have been provided to the [Depositor] [Servicer].  Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Servicer].  Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date: _____________________

By: _______________________

Name: _____________________

Title: ______________________

EXHIBIT 15

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

To:  The Bank of New York

[[__]]

[[__]]

Attention: HarborView 2006-CB1

Telephone:  [[__]]

Facsimile:   [[__]]

Reference is made to that certain mortgage loan purchase and servicing agreement, dated as of February 1, 2006 (the “Agreement”), by and among Greenwich Capital Financial Products, Inc., Countrywide Home Loans Servicing LP, as servicer and Countrywide Home Loans, Inc., and acknowledged by The Bank of New York, as Trustee, relating to the issuance of the HarborView Mortgage Loan Trust 2006-CB1, Mortgage Loan Pass-Through Certificates, Series 2006-CB1.  This certification is delivered pursuant to Section [__] of the Agreement.  Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

[_______], the undersigned, a duly authorized [_______] of [the Servicer] [Name of Subservicer/Subcontractor], does hereby certify that the assessment of compliance to be delivered by [the Servicer] [Name of Subservicer/Subcontractor] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”, as identified by a mark in the column titled “Applicable Servicing Criteria”:

The assessment of compliance to be delivered by [the Servicer] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)

Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)

Each Servicing Account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)

 Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including Servicing Accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
1122(d)(4)(iv)

Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[NAME OF SERVICER] [NAME OF

SUBSERVICER]

Date:

_________________________

By:  ________________________________

Name:
Title: